    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2002.


                                                      REGISTRATION NO. 333-83958

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3


                                AMENDMENT NO. 1


                                       TO

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ------------------------

            TECO ENERGY, INC.                         FLORIDA                             59-2052286
          TECO CAPITAL TRUST III                      DELAWARE                            13-4164845
      TECO FUNDING COMPANY III, LLC                   DELAWARE                            51-0404791
    (Exact name of each registrant as       (State or other jurisdiction   (I.R.S. Employer Identification Number)
         specified in its charter)              of incorporation or
                                                   organization)

                            ------------------------

            TECO ENERGY, INC.                   TECO CAPITAL TRUST III               TECO FUNDING COMPANY III, LLC
       702 NORTH FRANKLIN STREET               C/O THE BANK OF NEW YORK             300 DELAWARE AVENUE, SUITE 900
         TAMPA, FLORIDA 33602             101 BARCLAY STREET, 21ST FLOOR WEST         WILMINGTON, DELAWARE 19801
            (813) 228-4111                     NEW YORK, NEW YORK 10286                     (302) 552-3137
                                                    (212) 896-7171

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                            DAVID E. SCHWARTZ, ESQ.
                                   Secretary
                               TECO Energy, Inc.
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with copies to:

                          DAVID R. POKROSS, JR., ESQ.
                               Palmer & Dodge LLP
                             111 Huntington Avenue
                        Boston, Massachusetts 02199-7613
                            ------------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 PROPOSED MAXIMUM
                                                                    AGGREGATE           AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES                       OFFERING          REGISTRATION
                      TO BE REGISTERED                            PRICE(2)(3)(4)          FEE(4)
-----------------------------------------------------------------------------------------------------
Debt Securities of TECO Energy, Inc.(1)
-----------------------------------------------------------------------------------------------------
Preferred Stock, $1.00 par value per share, of TECO Energy,
Inc.(1)
-----------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share, of TECO Energy,
Inc.(1)(5)(6)
-----------------------------------------------------------------------------------------------------
Warrants of TECO Energy, Inc.(1)
-----------------------------------------------------------------------------------------------------
Stock Purchase Contracts and Stock Purchase Units(1)
-----------------------------------------------------------------------------------------------------
Preferred Securities of TECO Capital Trust III (1)
-----------------------------------------------------------------------------------------------------
Preferred Securities of TECO Funding Company III, LLC (1)(7)
-----------------------------------------------------------------------------------------------------
Guarantee of Preferred Securities of TECO Funding Company
III, LLC by TECO Energy, Inc.(1)(7)
-----------------------------------------------------------------------------------------------------
Total                                                          $1,368,906,250(8)(9)   $83,713(8)(10)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------


 (1) Subject to note (9) below, registered hereunder is an indeterminate principal amount and number of (i) securities of TECO Energy, Inc., (ii) trust preferred securities of TECO Capital Trust III, and (iii) preferred securities of TECO Funding Company III, LLC, as may from time to time be issued at indeterminate prices. Trust preferred notes may be issued and sold to TECO Funding Company III, LLC, and the trust preferred notes may be later distributed to the holders of the limited liability company preferred securities upon a dissolution of TECO Funding Company III, LLC, and the distribution of the assets thereof. Securities of TECO Energy, Inc. may be sold pursuant to stock purchase contracts providing for payment and delivery on a specified future date. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder and may include hybrid securities involving a combination of features of certain of the securities listed above.

 (2) In United States dollars or the equivalent thereof in any other currency as shall result in an aggregate initial offering price for all securities not in excess of $1,368,906,250.

 (3) Exclusive of accrued interest and distributions, if any.

 (4) The proposed maximum aggregate offering price of the securities being registered for the account of the Registrants has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price, together with that of the preferred securities, if any, not in excess of $1,368,906,250.

 (5) Includes associated common stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

 (6) The aggregate amount of TECO Energy common stock registered hereunder that may be sold in an "at the market" offering for the account of TECO Energy is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.

 (7) Includes the obligations of TECO Energy, Inc. under (i) the Amended and Restated Limited Liability Company Agreement, (ii) the guarantee issued with respect to the preferred securities issued by TECO Funding Company III, LLC, and (iii) the trust preferred notes purchased by TECO Funding Company III, LLC, all as described in the prospectuses included in this Registration Statement. No separate consideration will be received from purchasers of trust preferred securities with respect to the limited liability company preferred securities or the guarantee and, therefore, no registration fee is attributable to the limited liability company preferred securities or the guarantee of the limited liability company preferred securities.


 (8) Pursuant to Rule 457(p) under the Securities Act of 1933, $168,906,250 of securities are being carried forward from TECO Energy, Inc.'s Registration Statement on Form S-3 (No. 333-61758) filed with the Commission on May 25, 2001 for inclusion in the prospectuses filed herewith. The registration fee that is being paid in connection with this Registration Statement is $83,713, which fee represents the total fee for registering the aggregate offering price of the securities registered hereunder less the fee of $42,227 already paid for unsold securities registered under the prior Registration Statement.


 (9) In no event will the aggregate offering price of all securities issued from time to time by the registrants under this registration statement exceed $1,368,906,250.


(10)Fee previously paid with initial filing of this Registration Statement filed on March 7, 2002.



PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES FILED AS PART OF THIS REGISTRATION STATEMENT RELATE TO THE $1,200,000 AGGREGATE AMOUNT OF SECURITIES REGISTERED HEREBY AS WELL AS TO THE $168,906,250 AGGREGATE AMOUNT OF SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 333-61758 PREVIOUSLY FILED BY TECO ENERGY, INC.


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement contains two prospectuses. One is a prospectus relating to debt securities, preferred stock, common stock, stock purchase contracts, stock purchase units and warrants of TECO Energy, Inc. The other is a prospectus relating to the trust preferred securities of TECO Capital Trust III. Each offering of securities made under this registration statement will be made with one or the other or both of these two prospectuses, along with an appropriate prospectus supplement or term sheet.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED APRIL 18, 2002


                               TECO ENERGY, INC.

                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
          STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                            ------------------------

     We plan to offer to the public from time to time:

     - debt securities consisting of debentures, notes or other evidences of indebtedness,

     - preferred stock,

     - common stock,

     - stock purchase contracts,

     - stock purchase units, and

     - warrants or other rights to purchase common stock, preferred stock or debt securities.

     Our common stock trades on the New York Stock Exchange under the symbol
"TE".

     This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. YOU SHOULD READ BOTH THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT OR TERM SHEET, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 14 OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     We will sell the securities to underwriters or dealers, through agents, or directly to investors.

                            ------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------


                 The date of this prospectus is April 18, 2002


         TECO Energy, Inc.  -  702 North Franklin Street  -  Tampa, Florida
                            33602  -  (813) 228-4111

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Risk Factors................................................    1
Forward-Looking Statements..................................    1
TECO Energy.................................................    2
Ratios of Earnings To Fixed Charges and Preferred Stock
  Dividends.................................................    2
Description of Debt Securities..............................    3
Description of Preferred Stock..............................    8
Description of Common Stock.................................    9
Anti-Takeover Effects of Our Articles of Incorporation and
  Bylaws, Florida Law and Our Rights Plan...................   10
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   11
Description of Warrants and Other Purchase Rights...........   11
Use of Proceeds.............................................   13
Plan of Distribution........................................   13
Legal Matters...............................................   14
Experts.....................................................   14
Where You Can Find More Information.........................   15

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. The registration statement registered both the securities described in this prospectus as well as other securities issuable by us, TECO Capital Trust III and TECO Funding Company III, LLC. Under the shelf process, we, TECO Capital Trust III, and TECO Funding Company III, LLC may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings up to a total dollar amount of $1,368,906,250.

                                  RISK FACTORS

     For any securities offered and sold under this prospectus, we will include risk factors, if appropriate, in the applicable prospectus supplement or term sheet relating to those securities.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference may contain forward-looking statements. Such statements relate to future events or our future financial performance. We use words such as "anticipate," "believe," "expect," "intend," "may," "project," "will" or other similar words to identify forward-looking statements.

     Without limiting the foregoing, any statements relating to our

     - anticipated capital expenditures;

     - future cash flows and borrowings;

     - potential future merger opportunities; and

     - sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

     Among the factors that could cause actual results to differ materially are:

     - general economic conditions, particularly those affecting energy sales in our service area;

     - variations in weather conditions affecting energy sales and operating costs;

     - potential competitive changes in the electric and gas industries, particularly in the area of retail competition;

     - federal and state regulatory initiatives that increase competition or costs, threaten investment recovery, or impact rate structure;

     - commodity price changes, including the price of energy affecting our merchant plants;

     - any adverse changes in nonconventional fuel tax credit laws, regulations or administration, or in our ability to generate sufficient taxable income to utilize those credits;

     - a greater decline in gas production levels at TECO Coalbed Methane than are currently projected;

     - our ability to find and successfully implement attractive investments in unregulated businesses;

     - our ability to successfully develop, construct, finance and operate our projects on schedule and within budget;

     - any costs incurred if we must replace NEPCO, an Enron subsidiary, as the construction contractor on our TECO Power Services merchant power projects;

     - the degree to which we are able to successfully develop and operate our diversified businesses, particularly our merchant power plants which have no guaranteed rate of return;

     - interest rates and other factors that could impact our ability to obtain access to sufficient capital on satisfactory terms;

     - restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on subordinated debt or pay dividends;

     - changes in environmental regulation that may impose additional costs or curtail some of our activities; and

     - adverse economic or political developments in the foreign countries in which our shipping business or TECO Power Services have operations.

     When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the Investment Considerations included in our filings with the SEC.

                                  TECO ENERGY

     We are an electric and gas utility holding company, exempt from registration under the Public Utility Holding Company Act of 1935, with important unregulated activities. We are in the process of transforming from a predominantly regulated energy company to one that is predominantly operating in deregulated competitive markets. Our unregulated businesses include independent power generation and distribution, marine transportation, coal mining, coalbed methane gas production, the marketing of natural gas, energy and engineering services and, indirectly, the sale of propane gas. You can find a more complete description of our business and recent activities in the documents listed under "WHERE YOU CAN FIND MORE INFORMATION." The address of our principal executive office is 702 North Franklin Street, Tampa, Florida 33602, and the telephone number is (813) 228-4111.

       RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown. If any series of debt or preferred stock securities should be used to repay our outstanding debt or retire other securities, we will present a pro forma ratio in the applicable prospectus supplement or term sheet if the change in a ratio would be ten percent or greater.

                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2001       2000       1999       1998       1997
                                                              --------   --------   --------   --------   --------
Ratio of Earnings to Fixed Charges..........................   2.60x      2.51x     3.22x(1)   3.64x(2)   3.74x(3)
Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends.................................................   2.60x      2.51x     3.22x(1)   3.64x(2)   3.74x(3)

---------------
For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes, income or loss from equity investees and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

(1) Includes the effect of other non-recurring pretax items totaling $21.0 million recorded at Tampa Electric Company, TECO Investments, Inc. and TECO Energy. The effect of these items was to reduce the ratio of earnings to fixed charges. Had these items been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.58x for the year ended December 31, 1999.

(2) Includes the effect of other non-operating pretax items totaling $30.5 million associated with write-offs at TECO Coal Corporation and Tampa Electric, and $0.6 million pretax of merger-related costs. The effect of these items was to reduce the ratio of earnings to fixed charges. Had these items been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.93x for the year ended December 31, 1998.

(3) Includes a $2.6-million pretax charge for all transactions associated with the mergers completed in June 1997. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.76x for the year ended December 31, 1997.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. We will issue debt securities in one or more series under an indenture dated as of August 17, 1998 between us and The Bank of New York, as trustee. We filed the indenture as an exhibit to the registration statement on Form S-3 dated August 24, 1998. The following description of the terms of the debt securities summarizes only the material terms of the debt securities. The description is not complete, and we refer you to the indenture, which we incorporate by reference.

GENERAL

     The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

     Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

     - the title of the debt securities;

     - any limit on the total principal amount of the debt securities;

     - the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

     - the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

     - the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

     - if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

     - the place or places where the principal of and interest on the debt securities will be payable;

     - any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

     - the denominations in which we will issue the debt securities, if other than denominations of $1,000;

     - the terms and conditions, if any, on which we may redeem the debt securities;

     - the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

     - whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption "Global Securities";

     - any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

     - any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

     - any terms relating to the conversion of the debt security into our common stock, preferred stock or other security issuable by us;

     - any subordination of the debt securities to any of our other indebtedness; and

     - other material terms of the debt securities.

     Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

     We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

     The principal of, and any premium and interest on, any debt securities will be payable at the corporate trust office of The Bank of New York in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

     We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

     If we plan to redeem the debt securities, before the redemption occurs, we are not required to:

     - issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

     - after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

     We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars in the relevant prospectus supplement or term sheet.

     The debt securities do not provide special protection in the event we are involved in a highly leveraged transaction.

     The debt securities are obligations exclusively of TECO Energy, Inc., which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries' earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

GLOBAL SECURITIES

     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

     The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

CONSOLIDATION, MERGER, ETC.

     We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

     - the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or, upon the effectiveness of the currently proposed amendment to the indenture, under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

     Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

MODIFICATION OF THE INDENTURE

     The indenture provides that we or the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and
(ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

     - change the date stated on the debt security on which any payment of principal or interest is stated to be due;

     - reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

     - change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

     Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

     - a default in the payment of principal of, or any premium or interest on, any debt security of that series;

     - in respect of a covenant or provision under the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

EVENTS OF DEFAULT

     An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

     - we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

     - we fail to pay principal of or premium, if any, on any debt security of that series when due;

     - we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

     - we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

     - events of bankruptcy, insolvency or reorganization; and

     - any other event defined as an event of default with respect to debt securities of a particular series.

     If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities which are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

     We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

DEFEASANCE OF DEBT SECURITIES

     Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

     Under current Federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

THE TRUSTEE

     The trustee is The Bank of New York, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     We currently have authorized 10,000,000 shares of undesignated preferred stock, $1.00 par value per share, none of which were issued and outstanding as of the date of this prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval.

     Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

     Our board is authorized to determine the voting rights of any series of preferred stock, subject to the following restrictions in our charter:

     - holders of shares of our preferred stock are not entitled to more than the lesser of (i) one vote per $100 of liquidation value and (ii) one vote per share, when voting as a class with the holders of shares of our common stock; and

     - holders of shares of our preferred stock are not entitled to vote on any matter separately as a class, other than (i) as required by Florida law, or (ii) as specified in the terms of the preferred stock, if the matter to be voted upon would affect the powers, preferences or special rights of the series or with respect to the election of directors in the event of our failure to pay dividends on the series.

     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. This description will include:

     - the title and stated value;

     - the number of shares offered, the liquidation preference per share and the purchase price;

     - the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

     - whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

     - the procedures for any auction or remarketing, if any;

     - the provisions for a sinking fund, if any;

     - the provisions for redemption, if applicable;

     - any listing of the preferred stock on any securities exchange or market;

     - whether the preferred stock will be convertible into any series of our common stock, and, if applicable, the conversion price (or how it will be calculated) and exchange period;

     - voting rights, if any, of the preferred stock;

     - whether interests in the preferred stock will be represented by depositary shares;

     - a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

     - the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     - any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

     - any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

     The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

     - senior to all classes or series of our common stock, and to all equity securities issued by us, the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

     - on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights; and

     - junior to all equity securities we issue, the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights.

     As used for these purposes, the term "equity securities" does not include convertible debt securities.

                          DESCRIPTION OF COMMON STOCK

     Our authorized common stock consists of 400,000,000 shares, $1.00 par value per share. At April 1, 2002, there were 139,831,589 shares of common stock issued and outstanding. The approximate number of shareholders of record of our
common stock as of April 1, 2002 was 23,053          .

     Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, are entitled to receive any dividends, in cash, securities or property, as our board may declare. We may not pay cash dividends on our common stock at any time when we have deferred interest payments on our 8.50% Junior Subordinated Notes Due 2041 issued in connection with the issuance of the 8.50% Trust Preferred Securities of TECO Capital Trust I or our 5.11% Junior Subordinated Notes Due January 15, 2007 issued in connection with the issuance of the 5.11% Trust Preferred Securities of TECO Capital Trust II issued as part of our 9.50% Equity Security Units.

     In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

     The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     EquiServe, L.P. is the transfer agent and registrar for our common stock. Its phone number is 800-650-9222.

           ANTI-TAKEOVER EFFECTS OF OUR ARTICLES OF INCORPORATION AND
                    BYLAWS, FLORIDA LAW AND OUR RIGHTS PLAN

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     Our Articles require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series entitled to vote generally in the election of directors for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by a majority of disinterested directors, or the fair market value and other procedural requirements of our Articles are met.

ELECTION AND REMOVAL OF DIRECTORS

     Our board of directors is divided into three classes. The directors in each class serve for a three year term, one class being elected each year by our stockholders. A vote of a majority of the board or 80% of the combined voting power of the then outstanding shares of stock, voting together as a single class, is required to remove a director, with or without cause. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors. Under the terms of our bylaws and Articles, these provisions cannot be changed without a supermajority vote of our stockholders.

UNDER FLORIDA LAW

     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The "Control Share Acquisitions" section of the Florida Business Corporation Act, or FBCA, generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of a corporation's outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation's disinterested shareholders. We have provided in our bylaws that the Control Share Acquisition Act shall not apply to us.

     The "Affiliated Transactions" section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance or transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding shares of the corporation, or any affiliate of such shareholder.

RIGHTS PLAN

     We have a shareholder rights plan. Under the plan, each outstanding share of our common stock carries with it a right, currently unexercisable, that if triggered permits the holder to purchase large amounts of our or any successor entity's securities at a discount and/or trade those purchase rights separately from the common stock. The rights are triggered when a person acquires, or makes a tender or exchange offer to acquire, 10% of our common stock. The plan, however, prohibits the 10%-acquiror, or its affiliates, from exercising our shares' purchase rights. As a result the acquiror's interest in TECO Energy is substantially diluted. The rights expire in May 2009, subject to extension. We may also redeem the rights at a nominal price per right until 10 business days after a triggering event.

     These and other provisions of our Articles, bylaws and rights plan could discourage potential acquisition proposals and could delay or prevent a change in control.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (which we refer to as stock purchase contracts). The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts (which we refer to as stock purchase units). The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligation under the original stock purchase contract.

     The applicable prospectus supplement will describe the material terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

               DESCRIPTION OF WARRANTS AND OTHER PURCHASE RIGHTS

GENERAL

     We may issue warrants and/or other rights to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). We may issue any of these warrants or purchase rights (which we refer to generally as warrants) independently or together with other securities offered by this prospectus and attached to or separate from the other securities. If we issue warrants, we will issue them under warrant agreements between us and a bank or trust company, as agent, all of which will be described in the prospectus supplement relating to the warrants we are offering.

DEBT WARRANTS

     We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

     - the title;

     - the aggregate number offered;

     - their issue price or prices;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

     - the designation and terms of any related debt securities and the number of debt warrants issued with each security;

     - if applicable, the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

     - the commencement and expiration dates of the right to exercise;

     - the maximum or minimum number which may be exercised at any time;

     - if applicable, a discussion of the material United States income tax considerations applicable to exercise;

     - and any other terms, including terms, procedures and limitations relating to exercise.

     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the securities purchasable upon exercise.

OTHER WARRANTS

     The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

     - the title;

     - the securities issuable upon exercise;

     - the issue price or prices;

     - the number of warrants issued with each share of preferred stock or common stock;

     - any provisions for adjustment of (i) the number or amount of shares of preferred stock or common stock issuable upon exercise of the warrants or
       (ii) the exercise price;

     - if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

     - if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

     - the commencement and expiration dates of the right to exercise;

     - the maximum and minimum number that may be exercised at any time; and

     - any other terms, including terms, procedures, and limitations relating to exchange or exercise.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised by delivering to the corporate trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and
(b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                                USE OF PROCEEDS

     We intend to add the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, which may include investment in subsidiaries, working capital, capital expenditures, repayment of debt and other business opportunities.

                              PLAN OF DISTRIBUTION

     We may sell the securities through one or more of the following ways:

     - directly to purchasers;

     - to or through one or more underwriters or dealers; or

     - through agents.

     A prospectus supplement or term sheet with respect to a particular series of securities will set forth the terms of the offering of those securities, including the following:

     - name or names of any underwriters, dealers or agents;

     - the purchase price of such securities and our proceeds from the sale;

     - underwriting discounts and commissions; and

     - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts or commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement or term sheet, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

     If we use dealers in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement or term sheet will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

     If we use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement or term sheet. Any agent will be acting on a reasonable effort basis for the period of its appointment or, if indicated in the applicable prospectus supplement or term sheet, on a firm commitment basis.

     We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the prospectus supplement or term sheet.

     If the prospectus supplement or term sheet so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price set forth in the prospectus supplement or term sheet pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of the contracts.

     We may engage in at the market offerings of our common stock. An "at the market" offering is an offering of our common stock at other than a fixed price on or through the facilities of the NYSE. Under Rule 415(a)(4) of the Securities Act, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates on a date within 60 days prior to filing the registration statement containing this prospectus. Accordingly, we may not sell under this prospectus more than approximately $359,708,910 of our common stock in at the market offerings. Any underwriter that we engage for an at the market offering will be named in a post-effective amendment to the registration statement containing this prospectus. Additional details of our arrangement with the underwriter, including commissions or fees paid by us and whether the underwriter is acting as principal or agent, will be described in the related prospectus supplement.

     Agents, dealers and underwriters may be entitled under agreements with us to indemnification against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with, or perform services for, us or our subsidiaries for customary compensation.

     If indicated in the applicable prospectus supplement or term sheet, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement or term sheet. We may be obligated to indemnify the remarketing firm against some liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

     Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

     Any securities, other than our common stock, will be a new issue of securities with no established trading market. We cannot assure you that there will be a market for the securities of any particular security, or that if a market does develop, that it will continue to provide holders of those securities with liquidity for their investment or will continue for the duration the securities are outstanding.

     The prospectus supplement or term sheet relating to each offering will set forth the anticipated date of delivery of the securities.

                                 LEGAL MATTERS

     Palmer & Dodge LLP, Boston, Massachusetts will pass upon the validity of the securities for us.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TECO Energy for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tecoenergy.com. Our website is not part of this prospectus.

     We filed a registration statement on Form S-3 with the SEC covering the securities. For further information on us and the securities, you should refer to the registration statement and its exhibits. This prospectus discusses material provisions of our indenture dated August 17, 1998 entered into with The Bank of New York as trustee. Because the prospectus may not contain all the information that you may find important, you should review the full text of the indenture and other documents we have incorporated by reference into the registration statement.

     The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     - the description of our common stock contained in our Registration Statement on Form 8-B, filed on July 13, 1981 (File No. 1-8180), including any amendment or reports filed for the purpose of updating such description; and

     - our Current Reports on Form 8-K filed January 24, 2002, January 15, 2002, January 11, 2002 and January 9, 2002.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Director of Investor Relations
                               TECO Energy, Inc.
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to Completion, dated April 18, 2002


                             TECO CAPITAL TRUST III

                           Trust Preferred Securities


                     representing a corresponding amount of


                          Company Preferred Securities


                                       of

                         TECO FUNDING COMPANY III, LLC


                      fully and unconditionally guaranteed


                                       by

                               TECO ENERGY, INC.

                            ------------------------


     This prospectus provides you with a general description of the securities we may offer. We may offer the trust preferred securities separately or as part of units consisting of the trust preferred securities and contracts to purchase common stock of TECO Energy, Inc. We will offer them in amounts, at prices and on terms determined at the time of sale. When we offer trust preferred securities, we will provide a prospectus supplement describing the terms of the specific issue, including the offering price of the securities. YOU SHOULD READ BOTH THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 36 OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISIONS.



     We will sell the securities to underwriters or dealers, through agents, or directly to investors.


                            ------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------


                 The date of this prospectus is April 18, 2002


 TECO Capital Trust III - c/o The Bank of New York - 101 Barclay Street, 21(st)
             Floor West, New York, New York 10286 - (212) 896-7171

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Summary.....................................................    1
Risk Factors................................................    3
Forward-Looking Statements..................................    3
TECO Energy.................................................    4
TECO Funding Company III, LLC...............................    4
TECO Capital Trust III......................................    6
Ratio Of Earnings To Fixed Charges..........................    7
Description of the Trust Preferred Securities...............    7
Description of the Company Preferred Securities.............   13
Description of the Trust Preferred Notes....................   20
Description of the Guarantee................................   28
Relationship Among the Trust Preferred Securities, the
  Company Preferred Securities,
  the Trust Preferred Notes and the Guarantee...............   31
Book-Entry Issuance.........................................   32
Use of Proceeds.............................................   34
Plan of Distribution........................................   34
Legal Matters...............................................   35
Experts.....................................................   36
Where You Can Find More Information.........................   36

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. That registration statement registered both the securities described in this prospectus as well as other securities issuable by TECO Energy, Inc. Under the shelf process, TECO Energy, TECO Funding Company III, LLC and TECO Capital Trust III may issue and sell to the public any combination of the securities described in the registration statement in one or more offerings up to a total dollar amount of $1,368,906,250.



     In this prospectus, "we" and "TECO Energy" refer to TECO Energy, Inc., "limited liability company" refers to TECO Funding Company III, LLC, a Delaware limited liability company that we have formed to issue the company preferred securities, and the "trust" refers to TECO Capital Trust III, a Delaware statutory business trust that we have formed to issue the trust preferred securities.



     This prospectus provides you with only a general description of the securities of TECO Funding Company III, LLC and the trust preferred notes of TECO Energy. Each time we, the limited liability company or the trust issue and sell those securities, we will provide a prospectus supplement that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, maturity, ranking in right of payment and other terms of any trust preferred notes that we issue and sell, and the rights to periodic cash distributions, payments on liquidation and other terms of the limited liability company's and trust's securities. The prospectus supplement will also describe the proceeds and uses of proceeds from the securities, together with the names and compensation of any underwriters through whom the securities are being issued and sold, and other important considerations for investors. It may also add to, update or change information contained in this prospectus.



                                    SUMMARY



     General. We will issue and sell to the public the trust preferred securities of TECO Capital Trust III. Each trust preferred security will entitle its holder to receive periodic cumulative cash distributions on the dates and at a rate established at the time the securities are initially issued. The distributions will continue until the trust preferred securities are redeemed on a redemption date also established at the time the securities are initially issued. The trust preferred securities may be redeemed on an earlier date if specified events occur. Upon redemption, each holder will receive the stated liquidation amount for each trust preferred security held.



     Structure of the Security. Each trust preferred security will represent an undivided beneficial interest in the assets of TECO Capital Trust III. The only assets of the trust will be company preferred securities of TECO Funding Company III, LLC, which will represent an undivided beneficial interest in the assets of the limited liability company. The only assets of the limited liability company will be debt securities (or trust preferred notes) of TECO Energy, which will rank senior to, on a parity with, or subordinate to TECO Energy's other indebtedness as described in the applicable prospectus supplement. This structure will be constructed in the following manner:



     - TECO Capital Trust III will issue and sell its trust preferred securities to the public;



     - TECO Capital Trust III will then use the proceeds from the sale to purchase a corresponding amount of company preferred securities of TECO Funding Company III, LLC;



     - TECO Funding Company III, LLC will in turn use the proceeds from the sale of its company preferred securities to the trust, plus the proceeds from a concurrent sale of its company common securities to TECO Energy, to purchase corresponding amounts of trust preferred notes of TECO Energy; and



     - TECO Energy, in addition to issuing its trust preferred notes, will fully and unconditionally guarantee the distribution, redemption and liquidation payment obligations under the company preferred securities on a basis ranking equally with the trust preferred notes.

     The following diagram depicts the structure:



                              (STRUCTURE DIAGRAM)



     Payments on the Securities. The cumulative cash distributions made on the trust preferred securities will be paid out of the corresponding cash distributions paid on the company preferred securities held by the trust, which, in turn, correspond to the cumulative interest payments paid by TECO Energy on the trust preferred notes held by the limited liability company. Payments made on the three sets of securities will be paid at the same annual rate and substantially at the same times. Essentially, payments made by TECO Energy on its notes will be paid to the noteholder (i.e., the limited liability company), passed through to the holder of the company preferred securities (i.e., the trust), and then finally paid as distributions to the holders of the trust preferred securities.



     The final redemption date of the trust preferred securities will correspond to that of the company preferred securities and to the final maturity date of the trust preferred notes. At final redemption, or at any earlier time that TECO Energy exercises its right to redeem all of the trust preferred notes because of an adverse tax or investment company event, TECO Energy will pay the principal amount of the notes, plus any accrued and unpaid interest, to the limited liability company as noteholder. The limited liability company will use the note redemption proceeds to redeem its company preferred securities, which will, in turn, be used by the trust to pay the stated liquidation amount upon redemption of its trust preferred securities.



     Additional Features of the Security. Any additional features of any offering of trust preferred securities will be described in the applicable prospectus supplement and may include the following:



     - The right of TECO Energy to defer payments on the trust preferred notes, from time to time, with a corresponding deferral of distributions on the company preferred securities and trust preferred securities; and



     - The right of TECO Energy to redeem the trust preferred notes in whole or part after a specified date prior to maturity, with a corresponding redemption of the company preferred securities and trust preferred securities.

                                  RISK FACTORS

     For any securities offered and sold under this prospectus, we will include risk factors, if appropriate, in the applicable prospectus supplement or term sheet relating to those securities.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference may contain forward-looking statements. Such statements relate to future events or our future financial performance. We use words such as "anticipate," "believe," "expect," "intend," "may," "project," "will" or other similar words to identify forward-looking statements.

     Without limiting the foregoing, any statements relating to our:

     - anticipated capital expenditures;

     - future cash flows and borrowings;

     - potential future merger opportunities; and

     - sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

     Among the factors that could cause actual results to differ materially are:

     - general economic conditions, particularly those affecting energy sales in our service area;

     - variations in weather conditions affecting energy sales and operating costs;

     - potential competitive changes in the electric and gas industries, particularly in the area of retail competition;

     - federal and state regulatory initiatives that increase competition or costs, threaten investment recovery, or impact rate structure;

     - commodity price changes, including the price of energy affecting our merchant plants;

     - any adverse changes in nonconventional fuel tax credit laws, regulations or administration, or in our ability to generate sufficient taxable income to utilize those credits;

     - a greater decline in gas production levels at TECO Coalbed Methane than are currently projected;

     - our ability to find and successfully implement attractive investments in unregulated businesses;

     - our ability to successfully develop, construct, finance and operate our projects on schedule and within budget;

     - any costs incurred if we must replace NEPCO, an Enron subsidiary, as the construction contractor on our TECO Power Services merchant power projects;

     - the degree to which we are able to successfully develop and operate our diversified businesses, particularly our merchant power plants which have no guaranteed rate of return;

     - interest rates and other factors that could impact our ability to obtain access to sufficient capital on satisfactory terms;

     - restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on subordinated debt or pay dividends;

     - changes in environmental regulation that may impose additional costs or curtail some of our activities; and

     - adverse economic or political developments in the foreign countries in which our shipping business or TECO Power Services have operations.

     When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the Investment Considerations included in our filings with the SEC.

                                  TECO ENERGY

     We are an electric and gas utility holding company, exempt from registration under the Public Utility Holding Company Act of 1935, with important unregulated activities. We are in the process of transforming from a predominantly regulated energy company to one that is predominantly operating in deregulated competitive markets. Our unregulated businesses include independent power generation and distribution, marine transportation, coal mining, coalbed methane gas production, the marketing of natural gas, energy and engineering services and, indirectly, the sale of propane gas. You can find a more complete description of our business and recent activities in the documents listed under "WHERE YOU CAN FIND MORE INFORMATION." The address of our principal executive office is 702 North Franklin Street, Tampa, Florida 33602, and the telephone number is (813) 228-4111.

                         TECO FUNDING COMPANY III, LLC

     TECO Funding Company III, LLC is a limited liability company that we have formed under Delaware law. For the limited liability company there is a limited liability company agreement signed by us as the sole initial member. For the limited liability company there is also a certificate of formation filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the limited liability company, its limited liability company agreement will be amended to read substantially like the form of amended and restated limited liability agreement filed as an exhibit to the registration statement of which this prospectus is a part. TECO Funding Company III, LLC will be treated as a partnership for U.S. federal income tax purposes. The principal executive office of TECO Funding Company III, LLC is 300 Delaware Avenue, Suite 900, Delaware 19801 and its telephone number is (302) 552-3137.

THE ISSUANCE AND SALE OF THE COMPANY SECURITIES

     We have created TECO Funding Company III, LLC solely to:

     - issue and sell its company preferred securities and common securities, which represent proportionate beneficial ownership interests in the limited liability company and its assets, subject to the preferential rights of the company preferred securities;

     - use the proceeds from the sale of the company preferred securities and common securities to buy from us a series of our trust preferred notes;

     - maintain its status as a partnership for federal income tax purposes; and

     - engage in only those other activities necessary or convenient to accomplish these purposes.

     Because the sole assets of TECO Funding Company III, LLC will be the trust preferred notes that we issue to it and the related rights under the TECO Energy guarantee, our payments on those trust preferred notes and the guarantee will be the only source of funds to be paid to purchasers or owners of the limited liability company's securities. TECO Funding Company III, LLC will be obligated to pass through any payment on the trust preferred notes to the holders of the company preferred securities and common securities. If TECO Funding Company III, LLC fails to make a payment on its company preferred securities after having received payments on the trust preferred notes held by it, holders of the company preferred securities may enforce their rights under the TECO Energy guarantee agreement. See "DESCRIPTION OF THE GUARANTEE."

     We will acquire and own all of the common securities of TECO Funding Company III, LLC, which, unless an event of default has occurred and is continuing with respect to the trust preferred notes, represent 100% of the voting rights in TECO Funding Company III, LLC. The common securities of TECO Funding Company III, LLC will have an aggregate liquidation preference of at least 3% of the total capital of the limited liability company. The company preferred securities of TECO Funding Company III, LLC, which will be sold to TECO Capital Trust III, will represent up to 97% of the ownership interests in the company. The company preferred securities will have preferential rights to payments in respect of distributions and payments upon redemption, liquidation or otherwise.

     TECO Funding Company III, LLC will be managed by a board of directors having not less than one member. The directors will be designated as "managers" of TECO Funding Company III, LLC within the meaning of Delaware law. The directors will serve until their successors are duly elected and qualified. The directors may appoint officers of the limited liability company from time to time to manage the day-to-day affairs of the limited liability company. It is currently expected that each of the initial directors and officers of TECO Funding Company III, LLC will be an individual who is an officer or employee of TECO Energy. All voting rights in TECO Funding Company III, LLC will be vested in TECO Energy, as the sole holder of the common securities, including the right to elect the board of directors. The holders of the company preferred securities will have no voting rights, unless an event of default has occurred and is continuing with respect to the trust preferred notes.

     We will agree with TECO Funding Company III, LLC in its limited liability company agreement that, as long as any company preferred securities are outstanding, we will continue to own, directly or indirectly, 100% of the outstanding common securities.

     Under Delaware law, TECO Funding Company III, LLC may not pay dividends or other distributions on company preferred securities or common securities if, after making the distributions, TECO Funding Company III, LLC's liabilities would exceed the fair value of its assets. However, TECO Funding Company III, LLC does not expect to have any material liabilities, so TECO Funding Company III, LLC does not anticipate that this restriction will affect its ability to pay distributions on the company preferred securities.

     Before issuing the company preferred securities, TECO Funding Company III, LLC will enter into an administration agreement with TECO Energy under which TECO Energy will provide (or cause others to provide) accounting, legal, tax and other support services to the limited liability company, assist the limited liability company in complying with pertinent U.S. local, state and federal laws, and provide administrative, recordkeeping and secretarial services to the limited liability company.

     Unless we say otherwise in the applicable prospectus supplement, TECO Funding Company III, LLC will have a term of approximately 50 years. However, TECO Funding Company III, LLC may dissolve earlier than its full term as provided in its limited liability company agreement and described in the prospectus supplement.

     Under the trust preferred note indenture and the limited liability company agreement, we promise to pay all fees and expenses related to TECO Funding Company III, LLC and the offering of the company preferred securities and common securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of TECO Funding Company III, LLC, except obligations under the company preferred securities and the common securities.

     TECO Funding Company III, LLC has no separate financial statements. Separate financial statements would not be material to holders of the trust preferred securities because TECO Funding Company III, LLC has no independent operations. It exists solely for the limited functions summarized above.

                             TECO CAPITAL TRUST III

     TECO Capital Trust III is a statutory business trust that we have formed under Delaware law. For the trust there is a trust agreement signed by TECO Funding Company III, LLC, as depositor, by The Bank of New York, as property trustee, and by The Bank of New York (Delaware), as Delaware trustee. There is also a certificate of trust filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The principal executive offices of TECO Capital Trust III is c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286 and its telephone number is (212) 896-7171.

THE ISSUANCE AND SALE OF THE TRUST SECURITIES

     We have created TECO Capital Trust III solely to:

     - issue and sell its trust preferred securities, which represent proportionate beneficial ownership interests in TECO Capital Trust III and its assets;

     - use the proceeds from the sale of the trust preferred securities to buy company preferred securities from TECO Funding Company III, LLC;

     - maintain its status as a grantor trust for federal income tax purposes;
       and

     - engage in only those other activities necessary or convenient to accomplish these purposes.

     Because TECO Capital Trust III's only assets will be the company preferred securities that TECO Funding Company III, LLC issues to it and the related rights under the TECO Energy guarantee, payments on the company preferred securities and the guarantee will be the only source of funds to be paid to purchasers or owners of the trust preferred securities. TECO Capital Trust III is required to pass the payments it receives on the company preferred securities through to you as payments on the trust preferred securities. TECO Capital Trust III cannot engage in other activities.

     Unless we say otherwise in the prospectus supplement, TECO Capital Trust III will have a term of approximately 50 years. However, TECO Capital Trust III may dissolve earlier than its full term as provided in its trust agreement and described in the prospectus supplement.

     In accordance with the trust agreement of TECO Capital Trust III, we will appoint the trustees for the trust, who will conduct the trust's business and affairs. The initial trustees will be:

     - The Bank of New York, as the property trustee; and

     - The Bank of New York (Delaware), as Delaware trustee.

     We refer to these trustees collectively as the "issuer trustees." The Bank of New York will act as sole indenture trustee under the trust agreement for purposes of compliance with the Trust Indenture Act. It will also act as trustee under our guarantee agreement relating to the company preferred securities. See "DESCRIPTION OF THE GUARANTEE."

     Under the trust agreement, TECO Funding Company III, LLC, as depositor of the trust, ordinarily will have the right to appoint, remove or replace the property trustee or the Delaware trustee for the trust. However, if we are in default with respect to the trust preferred notes issued to TECO Funding Company III, LLC, which has issued company preferred securities to TECO Capital Trust III (and we have not cured that default within the time specified in the trust preferred note indenture), then the holders of a majority in liquidation amount of TECO Capital Trust III's outstanding trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The duties and obligations of the property trustee and the Delaware trustee are governed by the trust agreement.

     Under the governing trust preferred note indenture and the trust agreement, we promise to pay all fees and expenses related to TECO Capital Trust III, and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of TECO Capital Trust III, except obligations under the trust preferred securities.

     TECO Capital Trust III has no separate financial statements. Separate financial statements would not be material to holders of the trust preferred securities because TECO Capital Trust III has no independent operations. It exists solely for the limited functions summarized above.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. If any series of debt securities should be used to repay our outstanding debt or retire other securities, we will present a pro forma ratio in the prospectus supplement if the change in a ratio would be ten percent or greater.

                                                                       YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------
                                                            2001    2000      1999       1998       1997
                                                            -----   -----   --------   --------   --------
Ratio of Earnings to Fixed Charges........................  2.60x   2.51x    3.22x(1)   3.64x(2)   3.74x(3)

---------------
For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes, income or loss from equity investees and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

(1) Includes the effect of other non-recurring pretax items totaling $21.0 million recorded at Tampa Electric Company, TECO Investments, Inc. and TECO Energy. The effect of these items was to reduce the ratio of earnings to fixed charges. Had these items been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.58x for the year ended December 31, 1999.

(2) Includes the effect of other non-operating pretax items totaling $30.5 million associated with write-offs at TECO Coal Corporation and Tampa Electric, and $0.6 million pretax of merger-related costs. The effect of these items was to reduce the ratio of earnings to fixed charges. Had these items been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.93x for the year ended December 31, 1998.

(3) Includes a $2.6-million pretax charge for all transactions associated with the mergers completed in June 1997. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.76x for the year ended December 31, 1997.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The following describes the general terms and provisions of the trust preferred securities. The particular terms of the trust preferred securities and the extent to which any of these general provisions do not apply to the trust preferred securities will be described in the related prospectus supplement.

     The trust preferred securities will represent beneficial ownership interests in the assets of TECO Capital Trust III, namely a corresponding amount of the company preferred securities together with related rights under the TECO Energy guarantee. Holders of trust preferred securities will also have other benefits as described in the trust agreement.

     We have summarized selected provisions of the trust preferred securities and the trust agreement below. This summary is not complete. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act and the Delaware Business Trust Act.

GENERAL

     Legal title to the company preferred securities will generally be held by the property trustee in trust for the benefit of the holders of the trust preferred securities. The amended and restated trust agreement will provide that, to the fullest extent permitted by law, without the need for any other action of any person, including the issuer trustees or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of TECO Capital Trust III, the rights of the trust under the company preferred securities and the TECO Energy guarantee represented by the trust preferred securities held by such holder. A holder of trust preferred securities, as the holder of a beneficial interest in the company preferred securities, may institute a legal proceeding directly against us to enforce rights to payment of distributions and amounts in redemption or liquidation. A holder of trust preferred securities may at any time upon written notice withdraw and hold directly the underlying company preferred securities represented by such trust preferred securities, in which case such holder will be entitled to directly enforce its rights under the company preferred securities and TECO Energy guarantee.

DISTRIBUTIONS

     Distributions on the company preferred securities will be passed on to you as a holder of the trust preferred securities. TECO Capital Trust III is required to make distributions on the trust preferred securities concurrently with, and in the same amount as, the distributions on the company preferred securities. Except as specified in the applicable prospectus supplement, in the event that a date on which distributions are payable on the trust preferred securities is not a business day, payment of the distribution will be made on the next succeeding business day (without any interest or other payment in respect to the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

     The revenue of TECO Capital Trust III available for distribution to holders of its trust preferred securities will be limited to payments under the company preferred securities it owns. TECO Capital Trust III will invest the proceeds from the issuance and sale of its trust preferred securities in the company preferred securities. It will have no other assets. See "DESCRIPTION OF THE COMPANY PREFERRED SECURITIES." If we do not make interest payments on the trust preferred notes and as a result the limited liability company is unable to make distributions on the company preferred securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. We have guaranteed the payment of distributions as set forth below under "DESCRIPTION OF THE GUARANTEE."

     Distributions on the trust preferred securities will be payable to the holders as they appear on the register of TECO Capital Trust III on the record date, which will be the fifteenth day (whether or not a business day) prior to the relevant distribution date unless otherwise specified in the related prospectus supplement. Subject to any applicable laws and regulations and to the provisions of the trust agreement, each distribution payment will be made as described in the section of the related prospectus supplement addressing the treatment of book-entry and global securities.

PAYMENT OF EXPENSES

     We will agree to pay all debts and obligations (other than distributions on the trust preferred securities) and all costs and expenses of TECO Capital Trust III and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of TECO Capital Trust III, the fees and expenses of the property trustee and the Delaware trustee and all costs and expenses relating to the operation of TECO Capital Trust III. As a result, the net amounts received and retained by TECO Capital Trust III after paying these fees, expenses, debts and obligations will be equal to the amounts TECO Capital Trust III would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Our promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against us. We have agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against TECO Capital Trust III or any other person before proceeding against us. We will execute any additional agreements as may be necessary to give full effect to these promises.

REDEMPTION

     The trust preferred securities can be redeemed only upon redemption of the company preferred securities and trust preferred notes. If TECO Funding Company III, LLC redeems the company preferred securities in accordance with its limited liability company agreement, then TECO Funding Company III, LLC must give the property trustee at least 35 days and not more than 60 days' prior notice before doing so. The property trustee will mail the notice of redemption not less than 25 days prior to the date fixed for redemption of the company preferred securities to the holders of trust preferred securities.

     If TECO Capital Trust III gives notice of the redemption of its trust preferred securities, then, by 12:00 noon, New York City time on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary or other appropriate agent funds sufficient to pay the redemption price and will give that depositary or agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

     Nevertheless, distributions payable on or prior to the redemption date for trust preferred securities called for redemption shall be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then on the date that the funds are deposited, all rights of the holders of the trust preferred securities called for redemption will cease, except their right to receive the redemption price, without interest and the trust preferred securities will no longer be deemed outstanding.

     Except as specified in the applicable prospectus supplement, if a date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment for that delay). However, if that next business day falls in the next calendar year, the redemption price will be payable on the preceding business day.

     Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the trust preferred securities will be made to the record holders as they appear on the register for the trust preferred securities. The record date will be the fifteenth day (whether or not a business day) prior to the redemption date or liquidation date, as applicable unless otherwise specified in the applicable prospectus supplement.

     If less than all of the trust preferred securities issued by TECO Capital Trust III are to be redeemed on a redemption date, then the particular trust preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

WITHDRAWAL OF THE COMPANY PREFERRED SECURITIES

     Any beneficial owner of the trust preferred securities may withdraw all, but not less than all, of the company preferred securities represented by such trust preferred securities by providing a written notice to the property trustee, with evidence of beneficial ownership in form satisfactory to the property trustee, and providing to TECO Funding Company III, LLC such documents or information as TECO Funding Company III, LLC may request for tax reporting purposes. The holder's notice will also be deemed to be such beneficial owner's agreement to be subject to the terms of the limited liability company agreement of TECO Funding Company III, LLC applicable to the rights of the holders of the company preferred securities.

     Within a reasonable period after such a request has been properly made, the property trustee must instruct the depositary to reduce the trust preferred securities represented by the global certificate held by the depositary by the corresponding amount of the company preferred securities to be so withdrawn by the withdrawing owner. TECO Funding Company III, LLC will issue to the withdrawing owner a certificate representing the amount of the company preferred securities withdrawn, and the property trustee will reduce the amount of the company preferred securities represented by the global certificate held by the trust accordingly. The company preferred securities initially will be issued only in certificated fully-registered form. If TECO Capital Trust III is dissolved, the company preferred securities will be issued in the form of one or more global securities that will be registered in the name of the depositary for the global securities or a nominee of the depositary. The global securities will be delivered by the limited liability company to the depositary for credit to the accounts of the holders of beneficial interests in the company preferred securities. Under U.S. tax reporting rules, holders of company preferred securities will thereafter receive an annual Form K-1 instead of the Form 1099 that holders of trust preferred securities will receive.

     Any holder of company preferred securities may redeposit withdrawn company preferred securities by delivering to the property trustee the certificates for the company preferred securities to be deposited, which are (i) if required by the property trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the property trustee and in compliance with the terms of the limited liability company agreement of TECO Funding Company III, LLC and (ii) accompanied by all such certifications as may be required by the property trustee in its sole discretion and in accordance with the provisions of the amended and restated trust agreement. Within a reasonable period after such deposit is properly made, the property trustee will instruct the depositary to increase the amount of the trust preferred securities represented by the global certificate held by the depositary accordingly.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     If at any time the holders of the company preferred securities are entitled to vote under the limited liability company agreement of TECO Funding Company III, LLC, the property trustee will:

     - notify the holders of trust preferred securities of such right;

     - request specific direction from each holder of trust preferred securities as to the vote with respect to the company preferred securities represented by such trust preferred securities; and

     - vote the relevant company preferred securities only in accordance with such specific directions.

The circumstances under which the holders of company preferred securities may be entitled to vote are described under "DESCRIPTION OF THE COMPANY PREFERRED SECURITIES -- Voting Rights; Amendment of Limited Liability Company Agreement."

     Upon receiving notice of any meeting at which the holders of company preferred securities are entitled to vote, the property trustee will, as soon as practicable, mail to the holders of trust preferred securities a notice. TECO Funding Company III, LLC will provide the form of notice to the trustee to be forwarded to the holders of trust preferred securities. The notice will contain:

     - all the information that is contained in the notice announcing the meeting of the company preferred securities;

     - a statement that the holders of trust preferred securities will be entitled, subject to any applicable provision of law, to direct the property trustee specifically as to the exercise of the voting rights pertaining to the number of the company preferred securities represented by their respective trust preferred securities; and

     - a brief description of the manner in which the holders may give such specific directions.

     If the property trustee receives a written direction from a holder of trust preferred securities, the property trustee will vote, or cause to be voted, the amount of the company preferred securities represented by such trust preferred securities in accordance with the instructions set forth in the direction. If the property trustee does not receive specific instructions from the holder of any trust preferred securities, the property trustee will abstain from voting the company preferred securities represented by those trust preferred securities.

     TECO Funding Company III, LLC and the property trustee may amend the trust agreement from time to time, without the consent of the holders of the trust preferred securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to address matters or questions arising under the trust agreement in a way which is consistent with the agreement's other provisions; or

     - to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that TECO Capital Trust III will be classified for United States federal income tax purposes as a grantor trust or to ensure that TECO Capital Trust III will not be required to register as an "investment company" under the Investment Company Act.

     However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of trust preferred securities. Any amendment becomes effective when the property trustee gives notice of the amendment to the holders of the trust preferred securities.

     TECO Funding Company III, LLC and the property trustee may amend the trust agreement:

     - with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities; and

     - upon receipt by the property trustee of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the property trustee in accordance with the amendment will not affect the status of TECO Capital Trust III as a grantor trust for United States federal income tax purposes or require TECO Capital Trust III to be registered as an "investment company" under the Investment Company Act.

     However, without the consent of each holder of trust securities, no amendment may:

     - change the amount or timing of any distribution on the trust preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date; or

     - restrict the right of a holder of trust preferred securities to sue for the enforcement of any distribution payment.

     Any required approval of holders of trust preferred securities may be given either at a meeting of holders of trust preferred securities or by written consent. The property trustee must notify record holders of trust preferred securities of any meeting in the manner described in the trust agreement.

     No vote or consent of the holders of trust preferred securities will be required for TECO Capital Trust III to redeem and cancel its trust preferred securities in accordance with the trust agreement.

     Whenever holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither we nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the trust preferred securities that we own (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

TERMINATION OF TRUST AGREEMENT

     The trust agreement will terminate upon the earliest to occur of the redemption of all of the trust preferred securities, the delivery of a final distribution in respect of the company preferred securities to the holders of trust preferred securities, withdrawal of all the company preferred securities from TECO Funding Company III, LLC, the entry of an order for dissolution of TECO Capital Trust III by a court of competent jurisdiction or as described in the following paragraph.

     In case of either a Tax Event as to TECO Capital Trust III or an Investment Company Event as to TECO Capital Trust III, as each is defined under "DESCRIPTION OF THE TRUST PREFERRED NOTES -- Redemption," TECO Funding Company III, LLC may instruct the property trustee to distribute the company preferred securities on a pro rata basis to the holders of trust preferred securities, which distribution will permit dissolution of the trust.

REMOVAL OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

     Unless an event of default with respect to the trust preferred notes has occurred, TECO Funding Company III, LLC may remove the property trustee or the Delaware trustee at any time. Upon an event of default with respect to the trust preferred notes, the holders of a majority in aggregate liquidation amount of the trust preferred securities may remove the property trustee or the Delaware trustee. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     For the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, TECO Funding Company III, LLC shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement.

PAYMENT AND PAYING AGENCY

     The depositary for the trust preferred securities will make payments in respect of the trust preferred securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any of the trust preferred securities of TECO Capital Trust III are not held by the depositary, then the paying agent will mail checks to registered holders of those trust preferred securities to the addresses appearing on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to TECO Funding Company III, LLC. The paying agent can resign upon 30 days' written notice to the property trustee and to TECO Funding Company III, LLC. If the property trustee resigns as paying agent,

TECO Funding Company III, LLC will appoint a bank or trust company acceptable to it to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

     TECO Capital Trust III will register transfers of trust preferred securities without charge, but will require payment of any tax or other governmental charges imposed in connection with any transfer or exchange. TECO Capital Trust III will not register transfers of trust preferred securities that are called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee undertakes to perform only the duties specifically provided for in the trust agreement. The property trustee has no obligation to exercise any of its powers under the trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur by doing so. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, then the property trustee may request instructions as to the action to be taken from TECO Funding Company III, LLC unless the matter is one on which holders of trust preferred securities are entitled to vote. If TECO Funding Company III, LLC does not provide any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the trust preferred securities. The property trustee will have no liability except for its own bad faith, gross negligence or willful misconduct.

MISCELLANEOUS

     Holders of the trust preferred securities have no preemptive or similar rights.

     TECO Capital Trust III may not borrow money or issue debt or mortgage or pledge any of its assets.

                DESCRIPTION OF THE COMPANY PREFERRED SECURITIES

     The following describes the general terms and provisions of the company preferred securities to which any prospectus supplement may relate. The particular terms of the company preferred securities offered by TECO Funding Company III, LLC and the extent to which any of these general provisions do not apply to its company preferred securities will be described in the prospectus supplement relating to TECO Funding Company III, LLC and its company preferred securities.

     Under the terms of the limited liability company agreement for TECO Funding Company III, LLC, the board of directors is authorized to issue the company preferred securities and the common securities on behalf of TECO Funding Company III, LLC. The company preferred securities are preferred limited liability company interests in TECO Funding Company III, LLC, the terms of which are set forth in the limited liability company agreement. The company preferred securities will have preferential rights relative to the common securities to payments in respect of distributions and payments upon redemption, liquidation or otherwise. Any payments in respect of distributions or in respect of redemption, liquidation or otherwise shall be made to the holders of company preferred securities prior to any payments being made to the holders of common securities. Holders of company preferred securities shall share ratably in any such payments. After payment of the full amount to which the holders of the company preferred securities are entitled, the holders of the common securities shall share ratably in any amount left available for payment. Holders of company preferred securities will also have other benefits as described in the limited liability company agreement.

     We have summarized selected provisions of the company preferred securities and the limited liability company agreement below. This summary is not complete. The form of limited liability company agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of limited liability company agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act and the Delaware Limited Liability Company Act.

GENERAL

     Legal title to the trust preferred notes will be held by TECO Funding Company III, LLC. The guarantee agreement we execute for the benefit of the holders of company preferred securities will be a guarantee with respect to the company preferred securities. See "DESCRIPTION OF THE GUARANTEE" below. TECO Funding Company III, LLC is required to pass on all payments it receives on the trust preferred notes through to the holders of the company preferred securities and common securities on a pro rata basis, subject to the preference of the company preferred securities. If TECO Funding Company III, LLC fails to make a payment on its company preferred securities after having received payment on the trust preferred notes held by it, holders of the company preferred securities may enforce their rights under the TECO Energy guarantee agreement.

DISTRIBUTIONS

     Distributions on the company preferred securities will be cumulative. They will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that a date on which distributions are payable on the company preferred securities is not a business day, payment of the distribution will be made on the next succeeding business day (without any interest or other payment in respect to the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

     The distributions on each company preferred security will be payable at a rate specified in the prospectus supplement for that company preferred security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions on company preferred securities as used in this prospectus includes any additional distributions on accumulated unpaid distributions, compounded quarterly or semi-annually at the rate per year specified in the applicable prospectus supplement, unless otherwise stated.

     The revenue of TECO Funding Company III, LLC available for distribution to holders of its company preferred securities will be limited to payments under the trust preferred notes it owns. TECO Funding Company III, LLC will invest the proceeds from the issuance and sale of its securities in the trust preferred notes. It will have no other assets. See "DESCRIPTION OF THE TRUST PREFERRED NOTES." If we do not make interest payments on the trust preferred notes, the limited liability company will not have funds available to pay distributions on the related company preferred securities.

     Distributions on the company preferred securities will be payable to the holders as they appear on the register of TECO Funding Company III, LLC on the record date, which will be the fifteenth day (whether or not a business day) prior to the relevant distribution date, unless otherwise specified in the applicable prospectus supplement. Subject to any applicable laws and regulations and to the provisions of the limited liability company agreement, each distribution payment will be made directly to the property trustee under the trust agreement or to a holder of trust preferred securities who has exchanged such securities for company preferred securities.

PAYMENT OF EXPENSES

     Under the trust preferred note indenture and the limited liability company agreement, we will agree to pay all debts and obligations (other than distributions on the limited liability company securities) and all costs and expenses of TECO Funding Company III, LLC and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of TECO Funding Company III, LLC, the fees and expenses of the board of directors and officers, if any, and all costs and expenses relating to the operation of TECO Funding Company III, LLC. As a result, the net amounts received and retained by TECO Funding Company III, LLC after paying these fees, expenses, debts and obligations will be equal to the amounts TECO Funding Company III, LLC would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Our promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against us. We have agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against TECO Funding Company III, LLC or any other person before proceeding against us. We will execute any additional agreements as may be necessary to give full effect to these promises.

REDEMPTION OR EXCHANGE

     If we repay or redeem, in whole or in part, any trust preferred notes that have been issued to TECO Funding Company III, LLC, whether at maturity or earlier, the proceeds from the repayment or redemption will be applied to redeem a like amount of the limited liability company's securities, subject to the preferential rights of the company preferred securities. The limited liability company must give at least 35 and no more than 60 days' notice, and the redemption price will equal the sum of:

     - the aggregate liquidation amount of the limited liability company securities being redeemed; plus

     - accumulated but unpaid distributions on the redeemed limited liability company securities to the date of redemption; plus

     - the related amount of the premium, if any, that we pay upon the concurrent redemption of trust preferred notes.

     See "DESCRIPTION OF THE TRUST PREFERRED NOTES -- Redemption."

     If we are repaying or redeeming less than all of any series of trust preferred notes on a redemption date, then the proceeds from that repayment or redemption will be allocated to redeem the company preferred securities pro rata based upon their respective liquidation preferences. The amount of premium, if any, that we pay to redeem all or any part of any series of any trust preferred notes will also be allocated to the redemption pro rata of the limited liability company securities, subject to the preferential rights of the company preferred securities.

     We will have the right to redeem any series of trust preferred notes:

     - subject to the conditions described under "DESCRIPTION OF THE TRUST PREFERRED NOTES -- Redemption"; or

     - as may be otherwise specified in the applicable prospectus supplement.

     We have the right to dissolve TECO Funding Company III, LLC at any time and, after satisfaction of any liabilities to creditors of TECO Funding Company III, LLC as provided by applicable law, to cause the trust preferred notes owned by TECO Funding Company III, LLC to be distributed to TECO Capital Trust III or the holders of the company preferred securities.

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of trust preferred notes at the time that we elect to dissolve TECO Funding Company III, LLC and cause the trust preferred notes to be distributed to the holders of the company preferred securities and common securities in liquidation of TECO Funding Company III, LLC. However, we can extend the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the extension.

     After the liquidation date fixed for any distribution of trust preferred notes to the holders of any series of company preferred securities:

     - that series of company preferred securities will no longer be deemed to be outstanding; and

     - the limited liability company will receive a registered global certificate or certificates representing the trust preferred notes to be delivered in the distribution.

REDEMPTION AND EXCHANGE PROCEDURES

     Any company preferred securities that are redeemed will receive the redemption price from the simultaneous redemption of the trust preferred notes. Redemptions of the company preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that TECO Funding Company III, LLC has funds on hand available to pay that redemption price. See "Subordination of Common Securities."

     If TECO Funding Company III, LLC gives notice of the redemption of its company preferred securities, then, by 12:00 noon, New York City time on the redemption date, to the extent funds are available, the limited liability company will deposit irrevocably with the property trustee funds sufficient to pay the redemption price with respect to the company preferred securities. If the company preferred securities are no longer in book-entry form, TECO Funding Company III, LLC, to the extent funds are available, will irrevocably deposit with the paying agent for the company preferred securities funds sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the company preferred securities.

     Nevertheless, distributions payable on or prior to the redemption date for company preferred securities called for redemption shall be payable to the holders of those company preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds paid as required, then on the date that the funds are paid, all rights of the holders of the company preferred securities called for redemption will cease, except their right to receive the redemption price, without interest and the company preferred securities will no longer be deemed outstanding.

     Except as specified in the applicable prospectus supplement, if a date fixed for redemption of company preferred securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment for that delay). However, if that next business day falls in the next calendar year, the redemption price will be payable on the preceding business day. If payment of the redemption price for company preferred securities called for redemption is improperly withheld or refused and not paid by TECO Funding Company III, LLC then:

     - distributions on those company preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by TECO Funding Company III, LLC to the date on which the redemption price is actually paid; and

     - in calculating the redemption price, the actual payment date will be treated as the date fixed for redemption.

     Payment of the redemption price on the company preferred securities and any distribution of trust preferred notes to holders of company preferred securities will be made to the record holders as they appear on the register for the company preferred securities. The record date will be the fifteenth day (whether or not a business day) prior to the redemption date or liquidation date, as applicable, unless otherwise specified in the prospectus supplement.

     If less than all of the company preferred securities and common securities issued by TECO Funding Company III, LLC are to be redeemed on a redemption date, then the company preferred securities shall be redeemed prior to any redemption of the common securities. The particular company preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the board of directors from the outstanding company preferred securities not previously called for redemption. The limited liability company shall promptly notify the property trustee in writing of the company preferred securities selected for redemption and, in the case of any company preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the limited liability company agreement, unless the context otherwise requires, all provisions relating to the redemption of company preferred securities shall relate, in the case of any company preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of company preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed within 35 to 60 days before the redemption date to each holder of limited liability company securities to be redeemed at the holder's registered address. Unless we default in payment of the redemption price on the trust preferred notes, on and after the redemption date interest ceases to accrue on the trust preferred notes or portions of those trust preferred notes (and distributions cease to accrue on the related company preferred securities or portions of those securities) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of the company preferred securities and common securities of TECO Funding Company III, LLC, as applicable, generally shall be made pro rata based on the liquidation amount of the company preferred securities and of the common securities, subject to the preferential rights of the company preferred securities.

     Neither we nor TECO Funding Company III, LLC will pay any distribution on, or redemption price of, any of the common securities of TECO Funding Company III, LLC, and neither we nor TECO Funding Company III, LLC will make any other payment relating to the redemption, liquidation or other acquisition of those common securities, unless:

     - all accumulated and unpaid distributions on all of the outstanding company preferred securities of TECO Funding Company III, LLC are paid in cash for distribution periods ending on or before any payment on the common securities, and

     - in the case of a payment of the redemption price, the full amount of the redemption price on all of the outstanding company preferred securities of TECO Funding Company III, LLC then called for redemption has been paid or provided for; and

     - all funds available to TECO Funding Company III, LLC shall be applied first to the payment in full in cash of all distributions on, or redemption price of, the company preferred securities of TECO Funding Company III, LLC then due and payable.

     In the case of any event of default relating to any trust preferred notes, we (as the holder of the common securities of TECO Funding Company III, LLC) will be deemed to have waived any right to act with respect to the event of default until the effect of all events of default with respect to the company preferred securities has been cured, waived or otherwise eliminated. Until any events of default relating to any trust preferred notes with respect to the company preferred securities have been cured, waived or otherwise eliminated, a holder of any company preferred security or trust preferred security, as the holder of a beneficial interest in the corresponding company preferred security, may institute a legal proceeding directly against us to enforce rights to payment of distributions and amounts in redemption or liquidation, and the board of directors must act solely on behalf of the holders of the company preferred securities and not on our behalf as holder of the common securities of TECO Funding Company III, LLC. Likewise, only the holders of those company preferred securities will have the right to direct the board of directors to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Under the limited liability company agreement, TECO Funding Company III, LLC will automatically dissolve when its term expires. Also, it will dissolve on the first to occur of:

     - the liquidation of TECO Energy;

     - our written direction, as holder of the common securities, to the board of directors to dissolve TECO Funding Company III, LLC and distribute the trust preferred notes to the holders of the company preferred securities in exchange for the company preferred securities (which direction is optional and wholly within our discretion);

     - the redemption of all of the limited liability company securities of TECO Funding Company III, LLC;

     - specified events relating to the bankruptcy or insolvency of TECO Funding Company III, LLC; and

     - the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act.

     If an early dissolution occurs in any manner except by the redemption of all of the limited liability company securities, then TECO Funding Company III, LLC will be liquidated by the board of directors as expeditiously as they determine possible. The board of directors will distribute (after satisfying any liabilities to the creditors of TECO Funding Company III, LLC as provided by applicable law) to the holders of the limited liability company securities a like amount of the trust preferred notes. However, if that distribution is determined to be impractical by the board of directors, the holders of the limited liability company securities will be entitled to receive out of the assets of TECO Funding Company III, LLC available for distribution to holders (after satisfying any liabilities to the creditors of TECO Funding Company III, LLC as provided by applicable law) a liquidation distribution in an amount equal to, in the case of holders of company preferred securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because TECO Funding Company III, LLC has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by TECO Funding Company III, LLC on its company preferred securities will be paid on a pro rata basis.

     As the holder of the common securities of TECO Funding Company III, LLC, we will be entitled to receive distributions upon any liquidation pro rata with the holders of its company preferred securities, subject to the preferential rights of the company preferred securities.

VOTING RIGHTS; AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

     All voting rights of holders of the company preferred securities will be exercised by the holders of the trust preferred securities of the trust. Such holders will have only the voting rights described below and under "DESCRIPTION OF THE GUARANTEE -- Amendments and Assignment," plus any voting rights required by law.

     We may amend the limited liability company agreement from time to time, without the consent of the holders of the company preferred securities:

     - to cure any ambiguity, correct or supplement any provisions in the limited liability company agreement that may be inconsistent with any other provision, or to address matters or questions arising under the limited liability company agreement in a way which is consistent with the agreement's other provisions; or

     - to modify, eliminate or add to any provisions of the limited liability company agreement if necessary to ensure that TECO Funding Company III, LLC will be classified for United States federal income tax purposes as a partnership or to ensure that TECO Funding Company III, LLC will not be required to register as an "investment company" under the Investment Company Act.

     However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of company preferred securities. Any amendment becomes effective when we give notice of the amendment to the holders of the company preferred securities.

     We may amend the limited liability company agreement:

     - with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding company preferred securities; and

     - upon receipt of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted in accordance with the amendment will not affect the status of TECO Funding Company III, LLC as a partnership for United States federal income tax purposes or the exemption of TECO Funding Company III, LLC from status as an "investment company" under the Investment Company Act.

     However, without the consent of each holder of company preferred securities, no amendment may:

     - change the amount or timing of any distribution on the limited liability company securities or otherwise adversely affect the amount of any distribution required to be made in respect of the limited liability company securities as of a specified date; or

     - restrict the right of a holder of company preferred securities to sue for the enforcement of any distribution payment.

     The limited liability company is required to notify each holder of company preferred securities whenever it is notified of a default with respect to the trust preferred notes.

     If an event of default has occurred and is continuing under the trust preferred note indenture or if TECO Energy is in default on any of its payment or other obligations under the guarantee, the holders of a majority of the aggregate liquidation preference of the outstanding company preferred securities may appoint a special representative of TECO Funding Company III, LLC and the holders of company preferred securities to enforce the rights of TECO Funding Company III, LLC under the trust preferred notes. If a special representative has been appointed, the special representative shall have the exclusive right to enforce, or direct the enforcement of, the rights of TECO Funding Company III, LLC under the trust preferred notes.

     No vote or consent of the holders of company preferred securities will be required for TECO Funding Company III, LLC to redeem and cancel its company preferred securities in accordance with the limited liability company agreement.

     Whenever holders of company preferred securities are entitled to vote or consent under any of the circumstances described above, we will not be permitted to vote.

REMOVAL OF DIRECTORS

     As the holder of the common securities of TECO Funding Company III, LLC, we may remove the limited liability company's directors at any time. In no event will holders of the company preferred securities have the right to vote to appoint, remove or replace the directors; that right belongs exclusively to us as the holder of the common securities.

PAYMENT

     The limited liability company will make payments in respect of the company preferred securities by check or by crediting the account of the property trustee and the other holders of the company preferred securities on the applicable distribution dates.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the limited liability company or a third party appointed by the limited liability company will act as registrar and transfer agent for the company preferred securities.

     TECO Funding Company III, LLC or a third party registrar and transfer agent will register transfers of company preferred securities without charge, but will require payment of any tax or other governmental charges imposed in connection with any transfer or exchange. TECO Funding Company III, LLC will not register transfers of company preferred securities that are called for redemption.

MISCELLANEOUS

     The board of directors of TECO Funding Company III, LLC is authorized and directed to operate TECO Funding Company III, LLC in such a way that:

     - TECO Funding Company III, LLC will not be:

        - deemed to be an "investment company" required to be registered under the Investment Company Act; or

        - classified as an association taxable as a corporation for United States federal income tax purposes; and

     - the trust preferred notes will be treated as our indebtedness for United States federal income tax purposes.

     We and the board of directors are authorized to take any lawful action (consistent with the certificate of formation and limited liability company agreement of TECO Funding Company III, LLC) that we and they deem to be necessary or desirable for these purposes, as long as the action does not materially and adversely affect the interests of the holders of the trust preferred securities.

     Holders of the company preferred securities have no preemptive or similar rights.

     TECO Funding Company III, LLC may not borrow money or issue debt or mortgage or pledge any of its assets.

                    DESCRIPTION OF THE TRUST PREFERRED NOTES

     The trust preferred notes will be issued by us in one or more series under an indenture dated August 17, 1998 between us and The Bank of New York, as trustee, as supplemented by a supplemental indenture relating to that series. We have summarized below the terms applying generally to a series of our trust preferred notes. The summary is not complete. The indenture is filed as an exhibit to the registration statement on Form S-3 dated August 24, 1998, and a general form of supplemental indenture for a series of trust preferred notes is filed as an exhibit to the registration statement of which this prospectus is a part.

     The particular supplemental indenture for each series will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the relevant supplemental indenture for provisions that may be important to you. We will also describe in the applicable prospectus supplement the particular terms of the trust preferred notes then to be issued, including any modifications of or additions to the discussion below of the general terms of the trust preferred notes. Therefore, for a description of the terms of a particular series of trust preferred notes relevant to you, you should also review both the prospectus supplement relating to that series and the description of the trust preferred notes in this prospectus before making an investment decision.

GENERAL

     The trust preferred notes will be issued by us to TECO Funding Company III, LLC in one or more series. The governing indenture does not limit the amount or number of trust preferred notes or other types of debt securities that we can issue from time to time under the indenture.

     The terms of the trust preferred notes will correspond to the terms of a series of company preferred securities issued by TECO Funding Company III, LLC and to the terms of a series of trust preferred securities issued by TECO Capital Trust III. When TECO Funding Company III, LLC issues and sells its company preferred securities, the limited liability company will use the proceeds from the sale and from the consideration we pay for the limited liability company's common securities to purchase the corresponding series of trust preferred notes.

     Each series of trust preferred notes will:

     - be unsecured; and

     - be in the principal amount equal to the aggregate stated liquidation amount of the company preferred securities and the common securities of TECO Funding Company III, LLC, which holds such series of trust preferred notes.

     The prospectus supplement will describe specific terms of the trust preferred notes that correspond to the trust preferred securities being offered. The terms will include some or all of the following:

     - the designation, aggregate principal amount, currency or composite currency and denominations of the trust preferred notes;

     - the price at which the trust preferred notes will be issued and sold to TECO Funding Company III, LLC;

     - the maturity date and other dates, if any, on which the principal of the trust preferred notes will be payable;

     - the interest rate or rates, if any, or method of calculating the interest rate or rates which the trust preferred notes will bear;

     - the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

     - the terms of any mandatory or optional redemption of the trust preferred notes by us;

     - if payments of principal or interest may be made in a currency other than U.S. Dollars, the manner for determining such payments;

     - whether and upon what terms the trust preferred notes may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the trust preferred notes);

     - whether any events of default or covenants in addition to or instead of those found in the indenture or described in this prospectus apply;

     - provisions relating to the relative priority and terms of subordination, if any, of the trust preferred notes;

     - any provisions relating to extending or shortening the date on which the principal and premium, if any, of the trust preferred notes of the series is payable;

     - any provisions relating to the deferral of payment of any interest;

     - the form of the limited liability company agreement with TECO Funding Company III, LLC, the trust agreement with TECO Capital Trust III and the guarantee agreement;

     - the additions or changes, if any, to the indenture with respect to that series of trust preferred notes to permit or facilitate the issuance of that series of the trust preferred notes to TECO Funding Company III, LLC; and

     - any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the issuance of the trust preferred notes.

     Unless otherwise specified in the prospectus supplement, we will covenant, as to each series of the trust preferred notes:

     - to maintain, directly or indirectly, 100% ownership of the common securities of TECO Funding Company III, LLC to which the trust preferred notes have been issued (provided that successors which are permitted under the indenture may succeed to our ownership of the common securities); and

     - to use our reasonable efforts, consistent with the terms and provisions of the limited liability company agreement, to cause TECO Funding Company III, LLC to remain classified as a partnership for United States federal income tax purposes and to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause TECO Capital Trust III to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

     Additional covenants, relating to payment of the expenses of TECO Capital Trust III and TECO Funding Company III, LLC, are described above under "DESCRIPTION OF THE TRUST PREFERRED SECURITIES -- Payment of Expenses" and "DESCRIPTION OF THE COMPANY PREFERRED SECURITIES -- Payment of Expenses."

OPTION TO EXTEND INTEREST PAYMENT DATE

     We will have the right at any time and from time to time during the term of any series of trust preferred notes to defer payments of interest for a specified number of consecutive interest payment, or extension, periods. No extension period may extend beyond the maturity date of that series of trust preferred notes at any time. We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, we will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any trust preferred notes for which an extension period has been elected will be described in the applicable prospectus supplement. During any extension period, or while we are in default, we will be restricted in our ability to make payments or incur obligations related to our stock or debt securities ranking equal to or below the trust preferred notes.

     Before the end of any extension period, we may further extend the interest payment period. However, the deferral period, together with all prior and further extensions, cannot exceed 20 consecutive quarters or ten semi-annual periods or extend beyond the maturity date of the trust preferred notes. After the termination of any deferral period and the payment of all amounts due, we may decide to begin a new deferral period, subject to the same requirements described above.

     If the property trustee is the sole holder of the company preferred securities, we will give the property trustee and the indenture trustee notice of our selection of any deferral period one business day prior to the earlier of:

     - the next date distributions on the preferred securities are payable; or

     - the date TECO Capital Trust III is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the trust preferred securities of the record date or the date any distribution is payable.

     If the property trustee is not the sole holder, we will give the holders of the company preferred securities and the indenture trustee notice of our selection of any deferral period ten business days prior to the earlier of:

     - the next interest payment date; or

     - the date we are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the trust preferred notes of the record or payment date of any related interest payment.

REDEMPTION

     The trust preferred notes and the applicable supplemental indenture will provide the terms under which we can redeem the trust preferred notes at our option. They will specify a date prior to which we cannot redeem the trust preferred notes, and after which we will have the right to redeem the trust preferred notes, in whole or in part, upon 35 to 60 days notice to the holder of the trust preferred notes at a redemption price or prices stated in this prospectus supplement.

     If the trust preferred notes are redeemed only in part, they will be redeemed pro rata, by lot or other method selected by the trustee. If a partial redemption would result, however, in the delisting of the corresponding trust preferred securities of TECO Capital Trust III from the national securities exchange or other self-regulatory organization on which the securities are listed, or if the corresponding company preferred securities of TECO Funding Company III, LLC are then listed on a national securities exchange or other self-regulatory organization and such partial redemption would result in the delisting of the corresponding company preferred securities from such national securities exchange or self-regulatory organization, we will not be permitted to effect the partial redemption and may redeem the trust preferred notes only as a whole.

     Unless otherwise specified in the prospectus supplement and subject to the provisions of the prospectus supplement, if a Tax Event (as defined below) or an Investment Company Event (as defined below) in respect of TECO Capital Trust III or TECO Funding Company III, LLC occurs and is continuing, we can redeem the trust preferred notes, in whole but not in part, at any time within the next 90 days.

     "Tax Event" means that TECO Capital Trust III or TECO Funding Company III, LLC has received an opinion of counsel (which may be counsel to us or an affiliate) experienced in such matters to the effect that, as a result of any

     - amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States, any political subdivision or taxing authority, or

     - official administrative written decision, pronouncement or action or judicial decision interpreting or applying those laws or regulations,

in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the series of trust preferred notes, there is more than an insubstantial risk that:

     - TECO Capital Trust III or TECO Funding Company III, LLC is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the trust preferred notes or company preferred securities;

     - interest we pay on the trust preferred notes is not, or will not be within 90 days of the date of the opinion, deductible, in whole or in part, for United States federal income tax purposes; or

     - TECO Capital Trust III or TECO Funding Company III, LLC is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that TECO Capital Trust III or TECO Funding Company III, LLC will have received an opinion of counsel (which may be counsel to us or an affiliate) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of issuance of the series of trust preferred notes, there is more than an insubstantial risk that the trust or limited liability company is or will be considered an "investment company" that is required to be registered under the Investment Company Act.

RESTRICTIONS ON CERTAIN PAYMENTS

     If:

     - we have actual knowledge that an event has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture with respect to the trust preferred notes of that series and (b) we have not taken reasonable steps to cure the event;

     - we are in default with respect to payment of any obligations under the guarantee relating to related trust preferred securities; or

     - we have given notice of our selection of a deferral of interest extension period as provided under the supplemental indenture with respect to the trust preferred notes and have not rescinded the notice, or the extension period shall be continuing;

then, unless otherwise provided in the applicable prospectus supplement, we will promise, as to each series of trust preferred notes issued, that we and our subsidiaries will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other trust preferred notes) that rank equally with or junior in interest to the trust preferred notes;

     - make any guarantee payments with respect to any of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the trust preferred notes other than:

     - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series;

     - dividends or distributions payable in our common stock;

     - redemptions or purchases of any rights pursuant to our shareholder rights plan, or any successor rights agreement, and the declaration of a dividend of rights or the issuance of stock under a rights agreement in the future;

     - payments under any guarantee relating to the trust preferred securities of TECO Capital Trust III;

     - purchases of common stock related to the issuance of common stock under any benefit plans for our or our subsidiaries' directors, officers or employees;

     - obligations under any dividend reinvestment plan or stock purchase plan; and

     - purchases of fractional interests in shares of our stock pursuant to the conversion or exchange provisions of a security being converted or exchanged for our stock.

RANKING OF THE TRUST PREFERRED NOTES

     The trust preferred notes will rank senior to, on a parity with, or subordinate to our other indebtedness as described in the applicable prospectus supplement.

     The indenture under which we will issue the trust preferred notes does not restrict the total amount of debt that we or our subsidiaries may incur or contain any covenant or other provision that is specifically intended to afford any holder of the trust preferred notes or other debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

     Our default or event of default under any other indebtedness would not necessarily constitute an event of default under the indenture. Our failure to make required payments on any series of trust preferred notes would constitute an event of default. However, the rights of the holders of trust preferred notes would be limited if there is a default or event of default under other indebtedness or under the trust preferred notes to the extent provided in any subordination provision of the applicable supplemental indenture as described in the applicable prospectus supplement.

     The trust preferred notes are obligations exclusively of TECO Energy, which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the trust preferred notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the trust preferred notes or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries' earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the trust preferred notes would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Thus, the trust preferred notes are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

CONSOLIDATION, MERGER, ETC.

     We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

     - the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or, upon the effectiveness of the currently proposed amendment to the indenture, under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

     Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

DENOMINATIONS, REGISTRATION AND TRANSFER OF TRUST PREFERRED NOTES

     The trust preferred notes will be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement and except as otherwise indicated under the heading "Book-Entry Issuance" below.

     A holder of registered trust preferred notes may request registration of a transfer upon surrender of the trust preferred note being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

EXCHANGE OF TRUST PREFERRED NOTES

     In the event a person other than the property trustee or the limited liability company holds any registered trust preferred notes, those trust preferred notes may be exchanged for an equal principal amount of registered trust preferred notes of the same series and date of maturity in the denominations requested by the holders upon surrender of the registered trust preferred notes at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

DEFAULTS AND REMEDIES

     Unless the supplemental indenture establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of trust preferred notes will occur if:

     - we fail to pay any interest on any trust preferred note of that series when due, and such failure has continued for 30 days;

     - we fail to pay principal of or premium, if any, on any trust preferred note of that series when due;

     - we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of trust preferred notes other than that series), and that failure has continued for 90 days after we receive written notice as provided in the indenture;

     - events of bankruptcy, insolvency or reorganization; and

     - any other event defined as an event of default with respect to trust preferred notes of that series.

     If an event of default occurs and is continuing on a series of trust preferred notes, the trustee by notice to us, or, to the extent permitted by applicable law, the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the trust preferred notes of the series to be due and payable immediately. If, upon an event of default, the trustee or the holders of not less than 25% in aggregate principal amount of the series fail to declare the principal of all the trust preferred notes of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the related trust preferred securities then outstanding shall have the right to do so by notice to us and to the trustee.

     Except as provided in the next sentence, the holders of a majority in principal amount of a series of trust preferred notes, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. However, so long as any of the related trust preferred securities are still outstanding, then the holders of a majority in aggregate liquidation amount of those trust preferred securities shall have the sole right to rescind the acceleration and its consequences with respect to that series, subject to the same conditions set forth above.

     If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series.

     Any holder of the related trust preferred securities of TECO Capital Trust III shall have the right, upon the occurrence and continuance of an event of default with respect to the series following our failure to pay timely interest, principal or premium as described above, to sue us directly. In that lawsuit the holder of the related trust preferred securities can force us to pay to the holder the principal of, and premium, if any, and interest on, the trust preferred notes having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee in case an event of default occurs and is continuing, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the trust preferred notes, whether it be the property trustee or otherwise, unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding trust preferred notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the trust preferred notes of that series.

     The holder of any trust preferred note, whether it be the property trustee or otherwise, will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on that note on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

     Annually, we must furnish to the indenture trustee a statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

     The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of trust preferred notes, would not constitute an event of default under the indenture. A supplemental indenture may provide for a cross-default provision; in that case the prospectus supplement will describe the terms of that provision.

MODIFICATION OF THE INDENTURE

     The indenture provides that we or the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and
(ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

     - change the date stated on the debt security on which any payment of principal or interest is stated to be due;

     - reduce the principal amount or any premium or interest on, any debt security, in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

     - change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

     Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

     However, unless stated otherwise in the applicable prospectus supplement:

     - we are not permitted to adopt an amendment that adversely affects the holders of the trust preferred securities in any material respect, and

     - no termination of the indenture shall occur,

without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the trust preferred securities then outstanding unless and until the principal (and premium, if any) of the trust preferred notes of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, no amendment can be made to the provisions of the indenture allowing holders of trust preferred securities to sue directly following our failure to make timely payments on the trust preferred notes as described above without the prior consent of the holder of each trust preferred security then outstanding unless and until the principal (and premium, if any) of the trust preferred notes of the series and all accrued and unpaid interest thereon have been paid in full.

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

SATISFACTION AND DISCHARGE OF THE INDENTURE

     We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations), when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

DEFEASANCE OF THE TRUST PREFERRED NOTES

     Unless otherwise provided in the applicable prospectus supplement, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any trust preferred notes or series of trust preferred notes (except for certain obligations to register the transfer or exchange of the trust preferred notes, to replace the trust preferred notes if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date that the conditions provided for in the indenture are satisfied. Those conditions include the deposit with the trustee, in trust for this purpose, of money and/or U.S. government obligations, whose scheduled payments of principal and interest, will provide money in an amount sufficient to pay the principal of and any premium and interest on the trust preferred notes on the stated maturity date of those payments or upon redemption, as the case may be, under the terms of the indenture and the trust preferred notes.

     Under current Federal income tax law, the defeasance of the trust preferred notes would be treated as a taxable exchange of the relevant trust preferred notes in which holders of trust preferred notes would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

REGARDING THE TRUSTEE

     The Bank of New York will act as trustee and registrar for the trust preferred notes issued under the indenture. Unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the trust preferred notes. The Bank of New York maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and certain of our affiliates.

GOVERNING LAW

     The indenture and trust preferred notes will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF THE GUARANTEE

     When the trust preferred securities and the company preferred securities are issued, we will execute and deliver a guarantee agreement for the benefit of the holders of the company preferred securities and, indirectly, the holders of the trust preferred securities as a result of their beneficial interest in the company preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as guarantee trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. It will hold the guarantee for the benefit of the holders of the corresponding company preferred securities of TECO Funding Company III, LLC and, indirectly, the holders of the corresponding trust preferred securities of TECO Capital Trust III.

     We have summarized the material provisions of the guarantee below.

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

GENERAL

     We will promise to pay the guarantee payments to the holders of the company preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that TECO Funding Company III, LLC may have or assert, other than the defense of payment. The guarantee payments will rank equal to the corresponding trust preferred notes. The guarantee payments include the following, to the extent not paid by or on behalf of TECO Funding Company III,
LLC:

     - any accumulated and unpaid distributions required to be paid on the company preferred securities;

     - the redemption price for any company preferred securities called for redemption; and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of TECO Funding Company III, LLC (unless the trust preferred notes are distributed to the holders of the company preferred securities), the greater of:

        - the liquidation distribution payable on the company preferred securities; and

        - the amount of assets of TECO Funding Company III, LLC remaining available for distribution to holders of company preferred securities.

     Our obligation to make a guarantee payment may be satisfied either by our direct payment of the required amounts to the holders of the company preferred securities or by causing TECO Funding Company III, LLC to pay them.

     The guarantee will be an irrevocable guarantee of the obligations of TECO Funding Company III, LLC under the company preferred securities.

     All of our consolidated operating assets are owned by our subsidiaries, and most are owned by regulated utilities. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries and could be affected by regulatory limitations. See "DESCRIPTION OF THE TRUST PREFERRED NOTES -- General" and "-- Ranking of the Trust Preferred Notes." Except as otherwise provided in the applicable prospectus supplement, we and our subsidiaries are not limited in the amount of secured or unsecured debt that we may have outstanding.

     Our obligations described in this prospectus and any accompanying prospectus supplement, through the guarantee agreement, limited liability company agreement, trust agreement, trust preferred notes, and supplemental indenture, taken together, constitute our full, irrevocable and unconditional guarantee of payments due on the company preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of TECO Funding Company III, LLC under the company preferred securities. See "TECO CAPITAL TRUST III," "TECO FUNDING COMPANY III, LLC," "DESCRIPTION OF THE TRUST PREFERRED SECURITIES," "DESCRIPTION OF THE COMPANY PREFERRED SECURITIES," and "DESCRIPTION OF THE TRUST PREFERRED NOTES."

STATUS OF THE GUARANTEE

     The guarantee will constitute our unsecured obligation and may be senior to, on a parity with, or subordinated to our other indebtedness as described in the applicable prospectus supplement.

     The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us as the guarantor to enforce its rights under the guarantee without first suing anyone else). The guarantee will be held for the benefit of the holders of the company preferred securities. The guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by TECO Funding Company III, LLC) or by distribution of the trust preferred notes to the holders of the company preferred securities. The guarantee does not place a limitation on the amount of additional senior indebtedness, if any, that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

AMENDMENTS AND ASSIGNMENT

     The guarantee may be amended without the prior approval of any holders of the related company preferred securities if the change does not adversely affect the rights of those holders in any material

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

respect. Otherwise, an amendment will require prior approval of holders of a majority of the aggregate liquidation amount of the related outstanding company preferred securities. The manner of obtaining the required approval will be as set forth under "DESCRIPTION OF THE COMPANY PREFERRED SECURITIES -- Voting Rights; Amendment of Limited Liability Company Agreement." All guarantees and agreements contained in the guarantee agreement will bind our successors, assigns, receivers, trustees and representatives and will benefit the holders of the company preferred securities then outstanding.

EVENTS OF DEFAULT

     We will be in default under the guarantee agreement if (a) we do not make required payments or (b) we are notified that we have not performed some other obligation and have not cured that failure within 90 days.

     The holders of a majority in aggregate liquidation amount of the related company preferred securities have the right to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or

     - direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

     Holders of a majority in aggregate liquidation amount of the related company preferred securities also have the right to waive any past event of default and its consequences.

     The guarantee agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the guarantee trustee or any other holder of the trust preferred securities or company preferred securities, each holder of trust preferred securities or company preferred securities will be entitled to enforce the rights of the holders of the company preferred securities under the guarantee agreement.

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee promises to perform only the duties that are specifically set forth in the guarantee agreement, other than during the occurrence and continuance of a default by us in performance of the guarantee. After we default and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of trust preferred securities or company preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur by doing so.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate upon full payment of the redemption price of the related company preferred securities, upon full payment of the amounts payable upon liquidation of TECO Funding Company III, LLC or upon the later to occur of distribution of trust preferred notes to the holders of the company preferred securities or to holders of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related company preferred securities must restore payment of any sums paid under the company preferred securities or the guarantee.

GOVERNING LAW

     The guarantee agreement will be governed by and construed in accordance with the laws of the State of New York.

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

           RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, COMPANY PREFERRED SECURITIES, THE TRUST PREFERRED NOTES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     We will irrevocably guarantee payments of distributions and other amounts due on the company preferred securities as and to the extent described above under "DESCRIPTION OF THE GUARANTEE." Taken together, our obligations under each series of trust preferred notes, the related supplemental indenture, the indenture, the related limited liability company agreement, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related company preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of TECO Funding Company III, LLC under the company preferred securities.

     If and to the extent that we do not make payments on a series of trust preferred notes, TECO Funding Company III, LLC will not pay distributions or other amounts due on the related company preferred securities. In that event, the remedy for a holder of company preferred securities is to institute a legal proceeding directly against us to enforce payment of the distributions to the holder or to seek such holder's rights under the guarantee. Our obligations under the guarantee will rank senior to, on parity with or subordinate to our other indebtedness, as described in the applicable prospectus supplement.

SUFFICIENCY OF PAYMENTS

     As long as all payments are made when due on each series of trust preferred notes, those payments will be sufficient to cover distributions and other payments due on the related company preferred securities. This is primarily because:

     - the aggregate principal amount of each series of trust preferred notes will be equal to the sum of the aggregate stated liquidation amount of the related company preferred securities and common securities and the aggregate principal amount of each series of company preferred securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities;

     - the interest rate and interest and other payment dates on each series of trust preferred notes will match the distribution rate and distribution and other payment dates for the related company preferred securities;

     - we have promised to pay any and all costs, expenses and liabilities of TECO Capital Trust III except the trust's obligations under its trust preferred securities;

     - we have promised to pay any and all costs, expenses and liabilities of TECO Funding Company III, LLC except the limited liability company's obligations under its securities;

     - the trust agreement provides that TECO Capital Trust III will not engage in any activity that is not consistent with the limited purposes of TECO Capital Trust III; and

     - the limited liability company agreement provides that TECO Funding Company III, LLC will not engage in any activity that is inconsistent with the limited purposes of TECO Funding Company III, LLC.

     We have the right to set-off any payment we are otherwise required to make under the indenture if and to the extent we have already made, or are concurrently making, a payment under the guarantee agreement.

     In the event of payment defaults under, or acceleration of, any senior indebtedness, the subordination provisions of the applicable supplemental indenture will provide that no payments may be made in respect of the trust preferred notes until the senior indebtedness has been paid in full or any payment default thereunder has been cured or waived.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee agreement without first instituting a legal proceeding against the guarantee trustee, TECO Capital Trust III, TECO Funding Company III, LLC or anyone else.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of TECO Capital Trust III involving the liquidation of the assets that it holds, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of TECO Capital Trust III (after satisfaction of creditors of TECO Capital Trust III as provided by applicable law). If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the trust preferred notes, would be one of our creditors. The property trustee would be subordinated in right of payment to all of our indebtedness that is designated as senior, but it would be entitled to receive payment in full of principal and interest before payment of any of our indebtedness made subordinate to the trust preferred notes and before our stockholders receive payments or distributions. We are the guarantor under the guarantee agreement and under the indenture, and as borrower, have agreed to pay all costs, expenses and liabilities of TECO Capital Trust III (other than the obligations of TECO Capital Trust III to the holders of its trust preferred securities). Accordingly, in the event of our liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of trust preferred notes are expected to be substantially the same relative to our other creditors and our stockholders.

                              BOOK-ENTRY ISSUANCE

     The trust preferred securities, company preferred securities and corresponding series of trust preferred notes may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to that series. The depositary will be DTC unless otherwise indicated in the applicable prospectus supplement. Book-entry securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual securities that it represents, a book-entry security may not be transferred except as a whole to a nominee of the depositary or to a successor depositary or any nominee of the successor.

     DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry securities within the DTC system must be made by or through direct participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each actual purchaser of each book-entry security (Beneficial Owner) is in turn to be recorded on the direct and indirect participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the Beneficial Owners purchased book-entry securities. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in book-entry securities, except in the event that use of the book-entry system is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     To facilitate subsequent transfers, all book-entry securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the book-entry securities; DTC's records reflect only the identity of the direct participants to whose accounts such book-entry securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     We expect that conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners and the voting rights of direct participants, indirect participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the book-entry securities.

     Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the trust preferred securities, company preferred securities or the trust preferred notes held in book-entry form will be made to DTC. We have been advised that DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, TECO Funding Company III, LLC (as applicable), TECO Capital Trust III (as applicable) or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment on book-entry securities to DTC is our responsibility or the responsibility of the limited liability company or the relevant trustee (as applicable), disbursement of such payments to direct participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

     Unless otherwise specified in the prospectus supplement, if a depositary for a series of trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and TECO Funding Company III, LLC does not appoint a successor depositary within 90 days, the trust will issue individual trust preferred securities of such series in exchange for the global security representing that series of trust preferred securities. In addition, TECO Funding Company III, LLC may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the trust preferred securities, determine not to have any trust preferred securities of a series represented by one or more global securities and, in that event, will issue individual trust preferred securities of that series in exchange for the global security or securities representing that series of trust preferred securities. Further, if we so specify with respect to trust preferred securities of a series, an owner of a beneficial interest in a global security representing trust preferred securities of that series may, on terms acceptable to us, the property trustee and the depositary for such global security, receive individual trust preferred securities of that series in exchange for that owner's beneficial interests, subject to any limitations described in the prospectus supplement relating to those trust preferred securities. In that instance, a Beneficial Owner in the global security will be entitled to physical delivery of individual trust preferred securities of the series represented by the global security equal in liquidation amount to such beneficial interest and to have such trust preferred securities registered in its name. Individual trust preferred securities of the series so issued will be issued in the denominations described in the related prospectus supplement.

     If TECO Capital Trust III issues certificated trust preferred securities, they will be registered in the name of the security holder. The trust preferred securities may be transferred or exchanged, based on administrative procedures in the trust agreement, without the payment of any service charge (other than any tax or other governmental charge) by contacting the registrar and transfer agent, as specified in the applicable prospectus supplement.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. Neither we nor TECO Funding Company III, LLC or TECO Capital Trust III have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                                USE OF PROCEEDS

     TECO Capital Trust III will use all of the proceeds it receives from the sale of its trust preferred securities to purchase from TECO Funding Company III, LLC the corresponding company preferred securities. TECO Funding Company III, LLC will use all of the proceeds it receives from the sale of its company preferred securities and common securities to purchase from us the corresponding trust preferred notes. Except as otherwise described in the prospectus supplement, we intend to use the proceeds from our sale of the trust preferred notes to TECO Funding Company III, LLC for general corporate purposes, which may include investment in subsidiaries, working capital, capital expenditures, repayment of debt and other business opportunities.

                              PLAN OF DISTRIBUTION

     At our direction, TECO Capital Trust III may sell the trust preferred securities in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth with respect to the securities being offered the terms of the offering, including the name or names of any underwriters, the purchase price of the securities and the proceeds to TECO Capital Trust III from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which the securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the securities being offered.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by us and/or TECO Capital Trust III and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by TECO Capital Trust III at our direction or through agents designated by us from time to time. Any agent involved in the offering and sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or TECO Capital Trust III to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, we and/or TECO Capital Trust III will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to those arrangements. Institutional investors to which those offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us and/or TECO Capital Trust III. The obligations of any of those purchasers under such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular securities are being sold to underwriters, TECO Capital Trust III shall have sold to those underwriters all of those securities other than the securities covered by those arrangements. Underwriters will not have any responsibility in respect of the validity of those arrangements or the performance by us or those institutional investors under those arrangements.

     If the prospectus supplement or term sheet so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase stock purchase units from us at the public offering price set forth in the prospectus supplement or term sheet consisting of trust preferred securities and stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of the contracts.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, that intention and a description of those transactions will be described in the applicable prospectus supplement.

     Agents and underwriters may be entitled under agreements entered into with us and/or TECO Capital Trust III and TECO Funding Company III, LLC to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon (a) for us by Palmer & Dodge LLP, Boston, Massachusetts, (b) for TECO Capital Trust III (with respect to the validity of the trust preferred securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and TECO Capital Trust III, and (c) for TECO Funding Company III, LLC (with respect to the validity of the company preferred securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and TECO Funding Company III, LLC.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TECO Energy for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tecoenergy.com. Our website is not part of this prospectus.

     We and TECO Capital Trust III and TECO Funding Company III, LLC filed a registration statement on Form S-3 with the SEC covering the trust preferred notes, company preferred securities and trust preferred securities. For further information on us, TECO Capital Trust III, TECO Funding Company III, LLC, the trust preferred notes, the securities of TECO Funding Company III, LLC and the securities of TECO Capital Trust III, you should refer to the registration statement and its exhibits. This prospectus discusses material provisions of the indenture under which the trust preferred notes will be issued. Because the prospectus may not contain all the information that you may find important, you should review the full text of the indenture and other documents we have incorporated by reference into the registration statement.

     The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

     - our Current Reports on Form 8-K filed January 24, 2002, January 15, 2002, January 11, 2002 and January 9, 2002.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Director of Investor Relations
                               TECO Energy, Inc.
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the offering of the securities will be borne by the registrant and are estimated as follows:

SEC registration fee........................................  $  110,400
Rating agency fees..........................................  $  450,000
Trustee's fees and expenses.................................  $   20,000
Accountant's fees and expenses..............................  $  100,000
Legal fees and expenses.....................................  $  400,000
Printing costs..............................................  $  240,000
Blue Sky fees and expenses..................................  $   20,000
Miscellaneous expenses......................................  $   40,000
                                                              ----------
          Total.............................................  $1,380,400
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  TECO Energy, Inc.

     Our bylaws provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

     Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

     We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

     If the securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against certain liabilities, including certain liabilities under the Securities Act.

  TECO Capital Trust III

     Under the Amended and Restated Trust Agreement for TECO Capital Trust III, TECO Funding Company III, LLC will agree, to the fullest extent permitted by applicable law, to indemnify and hold harmless The Bank of New York (as Property Trustee), and The Bank of New York (Delaware) as Delaware Trustee and any affiliate, officer, director, shareholder, employee, representative or agent of any of them, and any employee or agent of the Trust or its affiliates, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature incurred by any of them by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by any of them in good faith on behalf of the Trust and in a manner reasonably believed by them to be within the scope of authority conferred by the Amended and Restated Trust Agreement, except that none of them will be entitled to be indemnified for any loss, damage or claim incurred by them by reason of acts or omissions constituting gross negligence or willful misconduct by any of them.

  TECO Funding Company III, LLC

     Under the Amended and Restated Limited Liability Company Agreement, TECO Funding Company III, LLC will agree, to the fullest extent permitted by applicable law, to indemnify and hold harmless its directors and officers from and against any loss, damage, claim or expense incurred by any of them by reason of any act or omission performed or omitted by such director or officer in good faith on behalf of the Company and in a manner reasonably believed by such director or officer to be within the scope of authority conferred on such director or officer by the Amended and Restated Limited Liability Company Agreement, other than acts or omissions determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of any such director or officer. The indemnity provided will be provided out of and to the extent of any director and officer insurance policy and no securityholder of TECO Funding Company III, LLC will have any personal liability on account of the indemnity provided.

ITEM 16.  EXHIBITS

     See Exhibit Index immediately following the signature page hereof.

ITEM 17.  UNDERTAKINGS

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) We hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 17, 2002.


                                        TECO ENERGY, INC.

                                        By: /s/ GORDON L. GILLETTE
                                            ------------------------------------
                                            Gordon L. Gillette
                                            Senior Vice President -- Finance and
                                            Chief Financial Officer (Principal
                                            Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of April 17, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman of the Board, President and Chief
-----------------------------------------------------    Executive Officer (Principal Executive
                     R. D. Fagan                         Officer)

                 /s/ G. L. GILLETTE                    Senior Vice President-Finance and Chief
-----------------------------------------------------    Financial Officer (Principal Financial
                   G. L. Gillette                        Officer)

                          *                            Vice President-Corporate Accounting and Tax
-----------------------------------------------------    (Principal Accounting Officer)
                     S. A. Myers

                          *                                               Director
-----------------------------------------------------
                    C. D. Ausley

                          *                                               Director
-----------------------------------------------------
                    S. L. Baldwin

                          *                                               Director
-----------------------------------------------------
                  J. L. Ferman, Jr.

                          *                                               Director
-----------------------------------------------------
                   L. Guinot, Jr.

                          *                                               Director
-----------------------------------------------------
                     I. D. Hall

                          *                                               Director
-----------------------------------------------------
                    T. L. Rankin

                          *                                               Director
-----------------------------------------------------
                    W.D. Rockford

                          *                                               Director
-----------------------------------------------------
                     W. P. Sovey

                          *                                               Director
-----------------------------------------------------
                   J. T. Touchton

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                                               Director
-----------------------------------------------------
                   J. A. Urquhart

                          *                                               Director
-----------------------------------------------------
                  J. O. Welch, Jr.

               *By: /s/ G. L. GILLETTE
-----------------------------------------------------
                        G. L. Gillette
                       Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, TECO Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 17, 2002.


                                        TECO Capital Trust III
                                        (Registrant)

                                        By: /s/ GORDON L. GILLETTE
                                            ------------------------------------
                                            Gordon L. Gillette
                                            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, TECO Funding Company III, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 17, 2002.


                                        TECO Funding Company III, LLC
                                        (Registrant)

                                        By: TECO Energy, Inc.
                                            as Member

                                        By: /s/ GORDON L. GILLETTE
                                            ------------------------------------
                                            Gordon L. Gillette
                                            Senior Vice President -- Finance and
                                            Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
     4.1      TECO Energy, Inc. Articles of Incorporation, as amended on
              April 20, 1993. Filed as Exhibit 3 to TECO Energy, Inc.'s,
              Quarterly Report on Form 10-Q for the quarter ended March
              31, 1993 and incorporated herein by reference.
     4.2      Bylaws of TECO Energy, Inc., as amended effective January
              18, 2001. Filed as Exhibit 3.2 to the TECO Energy, Inc.'s
              Annual Report on Form 10-K for the year ended December 31,
              2000 and incorporated herein by reference.
     4.3      Indenture dated as of August 17, 1998 between TECO Energy,
              Inc. and The Bank of New York, as trustee. Filed as Exhibit
              4 to TECO Energy, Inc.'s Amendment No. 1 to Registration
              Statement on Form S-3 (No. 333-60819) filed with the
              Commission on August 24, 1998 and incorporated herein by
              reference.
     4.4      Form of Supplemental Indenture. Previously filed.
     4.5      Certificate of Trust of TECO Capital Trust III. Filed as
              Exhibit 4.9 to TECO Energy, Inc.'s Registration Statement on
              Form S-3 (No. 333-50808) and incorporated herein by
              reference.
     4.6      Trust Agreement of TECO Capital Trust III. Filed as Exhibit
              4.10 to TECO Energy, Inc.'s Registration Statement on Form
              S-3 (No. 333-50808) and incorporated herein by reference.
     4.7      Form of Amended and Restated Trust Agreement for TECO
              Capital Trust III. Previously filed.
     4.8      Form of Preferred Security Certificate for TECO Capital
              Trust III (incorporated by reference to Exhibit C of Exhibit
              4.7).
     4.9      Limited Liability Company Agreement of TECO Funding Company
              III, LLC. Filed as Exhibit 4.15 to TECO Energy, Inc.'s
              Registration Statement on Form S-3 (No. 333-50808) and
              incorporated herein by reference.
     4.10     By-Laws of TECO Funding Company III, LLC (incorporated by
              reference to Annex C of Exhibit 4.11).
     4.11     Form of Amended and Restated Limited Liability Company
              Agreement of TECO Funding Company III, LLC. Previously
              filed.
     4.12     Form of TECO Energy, Inc. Guarantee Agreement for TECO
              Funding Company III, LLC. Previously filed.
     4.13     Form of TECO Energy, Inc. Note. (incorporated by reference to Exhibit A of Exhibit 4.4).
     4.14     Form of Preferred Security Certificate for TECO Funding
              Company III, LLC (incorporated by reference to Annex F of
              Exhibit 4.11).
     5.1      Opinion of Palmer & Dodge LLP. Previously filed.
     5.2      Opinion of Ropes & Gray. Previously filed.
     5.3      Opinion of Richards, Layton & Finger, P.A. as to the
              legality of the Preferred Securities to be issued by TECO
              Capital Trust III and TECO Funding Company III, LLC.
              Previously filed.
    12.1      Computation of Ratio of Earnings to Fixed Charges. Filed
              herewith.
    23.1      Consent of PricewaterhouseCoopers LLP. Filed herewith.
    23.2      Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
    23.3      Consent of Ropes & Gray (included in Exhibit 5.2).
    23.4      Consent of Richards, Layton & Finger, P.A. (included in
              Exhibit 5.3).
    24.1      Power of Attorney (included on signature page of the initial filing of this Registration Statement).
    25.1      Statement of Eligibility of Trustee on Form T-1. Previously
              filed.
    25.2      Statement of Eligibility of Trustee on Form T-1 with respect to the Amended and Restated Trust Agreement of TECO Capital
              Trust III. Previously filed.
    25.3      Statement of Eligibility of Trustee on Form T-1 with respect to the Guarantee for the benefit of the holders of the
              Preferred Securities of TECO Funding Company III, LLC.
              Previously filed.